Filed under 424(b)(3), Registration Statement No. 333-288028-01

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 13, 2025)

THE DOW CHEMICAL COMPANY

Dow InterNotes®

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The Dow Chemical Company (“TDCC”) may offer to sell its Dow InterNotes® from time to time. The specific terms of the notes will be set prior to the time of sale and described in a pricing supplement. You should read this prospectus supplement, the accompanying prospectus and the applicable pricing supplement carefully before you invest.

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TDCC may offer the notes to or through agents for resale. The applicable pricing supplement will specify the purchase price, agent discounts and net proceeds of any particular offering of notes. The agents are not required to sell any specific amount of note but will use their reasonable best efforts to sell the notes. TDCC also may offer the notes directly. TDCC has not set a date for termination of its offering.

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The agents have advised TDCC that from time to time they may purchase and sell notes in the secondary market, but they are not obligated to make a market in the notes and may suspend or completely stop that activity at any time. Unless otherwise specified in the applicable pricing supplement, TDCC does not intend to list the notes on any stock exchange.

Investing in the notes involves certain risks. You should carefully consider the risks described in the “Risk Factors” section beginning on page S-4 of this prospectus supplement and page 7 of the accompanying prospectus and, if applicable, any risk factors described in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or passed on the adequacy or accuracy of this prospectus supplement, the accompanying prospectus or any pricing supplement. Any representation to the contrary is a criminal offense.

Purchasing Agent

InspereX LLC

Agents

Citigroup	Wells Fargo Advisors

Prospectus Supplement dated July 25, 2025

®InterNotes is a registered trademark of Insperex Holdings LLC.

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You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. TDCC has not, and the agents have not, authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. TDCC and the agents are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and any pricing supplement, as well as information filed by TDCC with the Securities and Exchange Commission and incorporated by reference in these documents, is accurate as of their dates. TDCC’s business, financial condition, results of operations and prospects may have changed since then.

Unless otherwise indicated or the context require otherwise, references in this prospectus supplement to “TDCC” are to The Dow Chemical Company only, not including its consolidated subsidiaries.

References to “Dow Inc.” refer to TDCC’s parent company, which has its common stock listed on the New York Stock Exchange under the symbol “DOW,” not including its consolidated subsidiaries.

References to “Dow” or “the Company” refer to Dow Inc. and its consolidated subsidiaries, including TDCC and its consolidated subsidiaries.

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SUMMARY

This section summarizes the legal and financial terms of the notes that are described in more detail in “Description of Notes.” Final terms of any particular notes will be determined at the time of sale and will be contained in the pricing supplement relating to those notes. The terms in that pricing supplement may vary from and supersede the terms contained in this summary and in “Description of Notes.” In addition, you should read the more detailed information appearing elsewhere in this prospectus supplement, the accompanying prospectus and in that pricing supplement.

Issuer	The Dow Chemical Company

Purchasing Agent	InspereX LLC

Agents	Citigroup Global Markets Inc. Wells Fargo Clearing Services, LLC

Title of Notes	Dow InterNotes®

Pricing Supplements

TDCC will offer each tranche of notes through a “Pricing Supplement” that describes the specific terms of that tranche of notes, including the initial offering price and minimum subscription amount, if any, of the notes that TDCC will offer and sell to any investor.

Amount

TDCC may issue notes from time to time in various offerings up to the aggregate principal amount authorized by its board of directors. There are no limitations on TDCC’s ability to issue additional unsecured indebtedness under the indenture governing the notes in the form of InterNotes® or otherwise.

Denominations	The notes will be issued and sold in denominations of $1,000 and multiples of $1,000 (unless otherwise stated in the applicable pricing supplement).

Status	The notes will be TDCC’s direct unsecured senior obligations and will rank equally with all of TDCC’s other unsecured senior indebtedness from time to time outstanding.

Maturities	Each note will mature six months or more from its date of original issuance.

Interest

Each note will bear interest from its date of original issuance at a fixed rate per year.

Interest on each note will be payable either monthly, quarterly, semi-annually or annually on the applicable interest payment date and on the stated maturity date.

Interest also will be paid on the date of redemption or repayment if a note is redeemed or repurchased prior to its stated maturity in accordance with its terms.

Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

Principal	The principal amount of each note will be payable on its stated maturity date.

Redemption and Repayment

TDCC may have the option to redeem a tranche of the notes, in whole or in part, before its maturity date. Also, you may have the option to require TDCC to repay a tranche of the notes, in whole or in part, before its maturity date. If a tranche of the notes is redeemable at TDCC’s option or repayable at your option, the applicable Pricing Supplement will describe the terms and conditions of any redemption or repayment right. The notes will not be subject to any sinking fund.

Survivor’s Option

Specific notes may contain a provision permitting the optional repayment of those notes prior to stated maturity, if requested by the authorized representative of the beneficial owner of those notes, following the death of the beneficial owner of the notes, so long as the notes were owned by the beneficial owner or his or her estate at least six months prior to the request. This feature is referred to as a “Survivor’s Option.” Your notes will not be repaid in this manner unless the pricing supplement for your notes provides for the Survivor’s Option. The right to exercise the Survivor’s Option is subject to limits set by TDCC on (1) the permitted dollar amount of total exercises by all holders of notes in any calendar year, and (2) the permitted dollar amount of an individual exercise by a holder of a note in any calendar year. Additional details on the Survivor’s Option are described in the section entitled “Description of Notes—Survivor’s Option.”

Further Issuance

Any tranche of notes may be “reopened” at any time and without the consent of the holders of the existing notes of that tranche by offering additional notes with the same terms as the outstanding notes of that existing tranche of notes (other than the issue date, initial interest payment period, and offering price, which may vary). The additional and existing notes will be consolidated and will form a single tranche.

Sale and Clearance

TDCC will sell notes in the United States only. The notes will be issued in book-entry form and will be represented by a master global note, without coupons, registered in the name of the nominee of The Depository Trust Company (“DTC”). Beneficial interests in the master global note will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Except in the limited circumstances described in this prospectus supplement, owners of beneficial interests in the master global note will not be entitled to have notes registered in their names, will not receive or be entitled to receive notes in definitive form, and will be able to exercise their rights as an owner of the notes only through the DTC participant through which they hold their beneficial interest in the notes.

Trustee	The trustee for the notes is The Bank of New York Mellon Trust Company, N.A., under an indenture dated as of July 26, 2019.

Governing Law	The notes and the indenture under which they are issued will be governed by the laws of the State of New York.

Selling Group

The agents and dealers comprising the “selling group” are broker-dealers and securities firms. The agents, including the Purchasing Agent, have entered into a Selling Agent Agreement with TDCC dated July 25, 2025. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement with the Purchasing Agent. The agents and the dealers have agreed to market and sell the notes in accordance with the terms of those respective agreements and all other applicable laws and regulations. You may contact the Purchasing Agent at info@insperex.com for a list of selling group members.

RISK FACTORS

Your investment in the notes will involve certain risks. This prospectus supplement and the accompanying prospectus do not describe all of those risks.

You should, in consultation with your own financial and legal advisors, carefully consider the following discussion of risks before deciding whether an investment in the notes is suitable for you. The notes will not be an appropriate investment for you if you are not knowledgeable about significant features of the notes or financial matters in general. You should not purchase the notes unless you understand, and know that you can bear, these investment risks.

The notes are unsecured and will be effectively subordinated to TDCC’s secured creditors and will be structurally subordinated to the existing and future liabilities of TDCC’s subsidiaries.

The notes are senior unsecured obligations of TDCC and will rank equally in right of payment to TDCC’s other senior unsecured debt from time to time outstanding. The notes are not secured by any of TDCC’s assets. Any future claims of secured creditors with respect to assets securing TDCC’s obligations will be prior to any claim of the holders of the notes with respect to those assets.

The notes are not obligations of Dow Inc., are not secured by any of Dow Inc.’s assets and will not be guaranteed by Dow Inc. unless Dow Inc. issues a guarantee in respect of outstanding or committed indebtedness under TDCC’s revolving credit facility agreement or any replacement facility. See “Description of Guarantees of Debt Securities of The Dow Chemical Company” in the accompanying prospectus. The notes are not obligations of, are not secured by any of the assets of, and will not be guaranteed by, any of TDCC’s subsidiaries and are structurally subordinated to any existing or future preferred stock, indebtedness, guarantees and other liabilities of TDCC’s subsidiaries. TDCC’s subsidiaries are separate and distinct legal entities from TDCC. TDCC’s subsidiaries have no obligation to pay any amounts due on the notes or to provide TDCC with funds to meet its payment obligations on the notes, whether in the form of dividends, distributions, loans or other payments. In addition, any payment of dividends, loans or advances by TDCC’s subsidiaries could be subject to statutory or contractual restrictions. Payments to TDCC by its subsidiaries will also be contingent upon the subsidiaries’ earnings and business considerations. TDCC’s right to receive any assets of any of its subsidiaries upon their bankruptcy, liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if TDCC is a creditor of any of its subsidiaries, its right as a creditor would be subordinate to any security interest in the assets of its subsidiaries and any indebtedness of its subsidiaries senior to that held by TDCC.

TDCC’s credit ratings may not reflect all risks of your investment in the notes.

TDCC’s credit ratings are an assessment by rating agencies of TDCC’s ability to pay debts when due. Consequently, real or anticipated changes in TDCC’s credit ratings will generally affect the market values of the notes. These credit ratings may not reflect the potential impact of risks relating to structures or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

The market value of the notes may be affected by factors in addition to credit ratings.

Any credit ratings that are assigned to the notes may not reflect the potential impact of all risks on the market value of the notes.

TDCC may choose to redeem redeemable notes when prevailing interest rates are relatively low.

If your notes will be redeemable at TDCC’s option, TDCC may choose to redeem your notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. TDCC’s redemption right also may adversely impact your ability to sell your notes as the optional redemption date or period approaches.

Survivor’s Option may be limited in amount.

TDCC will have a discretionary right to limit the aggregate principal amount of notes subject to the Survivor’s Option that may be exercised in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the outstanding aggregate principal amount of the notes outstanding as of the end of the most recent calendar year. TDCC also has the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes subject to the Survivor’s Option that may be exercised in such calendar year on behalf of any individual deceased beneficial owner of notes. Accordingly, no assurance can be given that exercise of the Survivor’s Option for the desired amount will be permitted in any single calendar year.

TDCC cannot assure that a trading market for your notes will ever develop or be maintained.

In evaluating the notes, you should assume that you will be holding the notes until their stated maturity. The notes are a new issue of securities. TDCC cannot assure you that a trading market for your notes will ever develop, be liquid or be maintained. Many factors independent of TDCC’s creditworthiness affect the trading market for and market value of your notes. Those factors include, without limitation:

•	the method of calculating the principal and interest for the notes;

•	the time remaining to the stated maturity of the notes;

•	the outstanding amount of the notes;

•	the redemption or repayment features of the notes; and

•	the level, direction and volatility of interest rates generally.

There may be a limited number of buyers when you decide to sell your notes. This may affect the price you receive for your notes or your ability to sell your notes at all.

We expect that the trading prices of the notes will be significantly affected by changes in the interest rate environment which could change substantially at any time.

We expect that the trading prices of the notes will depend on a variety of factors, including, without limitation, the interest rate environment. Any of these factors may be volatile, and may or may not be within our control.

If interest rates, or expected future interest rates, rise during the term of the notes, the trading prices of the notes will likely decrease. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading prices of the notes.

The indenture does not restrict the amount of additional unsecured debt that TDCC and TDCC’s subsidiaries may incur.

The notes and indenture under which the notes will be issued do not place any limitation on the amount of unsecured debt that may be incurred by TDCC or TDCC’s subsidiaries in the future. TDCC’s or TDCC’s subsidiaries incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for TDCC to satisfy its obligations with respect to the notes, a loss in the trading value of your notes, if any, and a risk that the credit rating of the notes is lowered or withdrawn.

THE COMPANY

Dow Inc. was incorporated on August 30, 2018, under Delaware law, to serve as a holding company for TDCC and its consolidated subsidiaries. Dow Inc. operates all of its businesses through TDCC, a wholly owned subsidiary, which was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. Principal executive offices of Dow Inc. and TDCC are both located at 2211 H.H. Dow Way, Midland, Michigan 48674 and their telephone number is (989) 636-1000.

Dow is one of the world’s leading materials science companies, serving customers in high-growth markets such as packaging, infrastructure, mobility and consumer applications. The Company’s global breadth, asset integration and scale, focused innovation, leading business positions and commitment to sustainability enables the Company to achieve profitable growth and help deliver a sustainable future. Dow operates manufacturing sites in 30 countries and employs approximately 36,000 people.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would,” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; any sanctions, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflicts between Russia and Ukraine and in the Middle East; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow’s contemplated capital and operating projects; Dow’s ability to realize its commitment to carbon neutrality on the contemplated timeframe, including the completion and success of its integrated ethylene cracker and derivatives facility in Alberta, Canada; size of the markets for Dow’s products and services and ability to compete in such markets; Dow’s ability to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in public sentiment and political leadership; increased concerns about plastics in the environment and lack of a circular economy for plastics at scale; changes in consumer preferences and demand; changes in laws and regulations, political conditions, tariffs and trade policies, or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business, logistics and supply disruptions; security threats, such as acts of sabotage, terrorism or war, including the ongoing conflicts between Russia and Ukraine and in the Middle East; weather events and natural disasters; disruptions in Dow’s information technology networks and systems, including the impact of cyberattacks; risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities; and any global and regional economic impacts of a pandemic or other public health-related risks and events on Dow’s business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included under the heading “Risk Factors” in Part I, Item 1A. of Dow’s and TDCC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and under the heading “Risk Factors” in Part II, Item 1A of Dow’s and TDCC’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025 and June 30, 2025, each incorporated by reference herein, and any updates thereto in Dow’s subsequent SEC filings. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and TDCC assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

USE OF PROCEEDS

Unless otherwise indicated in the applicable pricing supplement, TDCC will use the net proceeds from the sale of the notes for general corporate purposes, which may include the repayment of debt.

DESCRIPTION OF NOTES

The following description of the particular terms of the notes being offered supplements and, to the extent inconsistent with or to the extent otherwise specified in an applicable pricing supplement, replaces the description of the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities of The Dow Chemical Company” in the accompanying prospectus. Unless otherwise specified in an applicable pricing supplement, the notes will have the terms described below. Capitalized terms used but not defined below have the meanings given to them in the accompanying prospectus and in the indenture relating to the notes.

The notes being offered by this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will be issued under an indenture, dated as of July 26, 2019, among TDCC, Dow Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee. The indenture is more fully described in the accompanying prospectus. The indenture does not limit the aggregate amount of debt securities that may be issued under it and provides that the debt securities may be issued under it from time to time in one or more series. The following statements are summaries of the material provisions of the indenture and the notes. These summaries do not purport to be complete and are qualified in their entirety by reference to the indenture, including for the definitions of certain terms.

The notes will be issued in one or more “tranche” constituting a new single series of debt securities for purposes of the indenture and are unlimited in aggregate principal amount.

Notes issued in accordance with this prospectus supplement, the accompanying prospectus and the applicable pricing supplement will have the following general characteristics:

•	the notes will be TDCC’s direct unsecured senior obligations and will rank equally with all of TDCC’s other unsecured senior indebtedness from time to time outstanding;

•	the notes may be offered from time to time by TDCC through the Purchasing Agent and each note will mature on a day that is at least six months from its date of original issuance;

•	each note will bear interest from its date of original issuance at a fixed rate per year;

•	the notes will not be subject to any sinking fund; and

•	the minimum denomination of the notes will be $1,000 (unless otherwise stated in the pricing supplement).

In addition, the pricing supplement relating to each tranche of notes will describe specific terms of the notes of that tranche, including:

•	the price, which may be expressed as a percentage of the aggregate initial public offering price of the notes, at which the notes will be issued to the public;

•	the date on which the notes will be issued;

•	the stated maturity date of the notes;

•	the rate per year at which the notes will bear interest;

•	the interest payment frequency;

•	the purchase price, Purchasing Agent’s discount and net proceeds to TDCC;

•	whether the authorized representative of the holder of a beneficial interest in the notes will have the right to seek repayment upon the death of the holder as described under “— Survivor’s Option”;

•	if the notes may be redeemed at TDCC’s option or repaid at the option of the holder prior to its stated maturity date, the provisions relating to any such redemption or repayment;

•	any special U.S. Federal income tax consequences of the purchase, ownership and disposition of the notes; and

•	any other significant terms of the notes not inconsistent with the provisions of the indenture.

TDCC may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by TDCC may, at TDCC’s discretion, be held, resold or surrendered to the trustee for cancellation.

Further Issuances

Any tranche of notes may be “reopened” at any time and without the consent of the holders of the existing notes of that tranche by offering additional notes with the same terms as the outstanding notes of that existing tranche of notes (other than the original issue date and, under certain circumstances, the initial interest payment period and offering price). The additional and existing notes will be consolidated and will form a single tranche.

Payment of Principal and Interest

Principal of and interest on beneficial interests in the notes will be made in accordance with the arrangements then in place between the paying agent and DTC and its participants as described under “Registration and Settlement—The Depository Trust Company.” Payments in respect of any notes in certificated form will be made as described under “Registration and Settlement—Registration, Transfer and Payment of Certificated Notes.”

Interest on each note will be payable either monthly, quarterly, semi-annually or annually on each interest payment date and at the note’s stated maturity or on the date of redemption or repayment if a note is redeemed or repaid prior to maturity. Interest is payable to the person in whose name a note is registered at the close of business on the regular record date before each interest payment date. Interest due at a note’s stated maturity or on a date of redemption or repayment will be payable to the person to whom principal is payable.

TDCC will pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon any payments on a note, including, without limitation, any withholding tax, is the responsibility of the holders of beneficial interests in the note in respect of which such payments are made.

Interest and Interest Rates

Each note will accrue interest from its date of original issuance until its stated maturity or earlier redemption or repayment. The applicable pricing supplement will specify a fixed interest rate per year payable monthly, quarterly, semi-annually or annually. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months. If the stated maturity date, date of earlier redemption or repayment or interest payment date for any note is not a business day (as defined below), principal and interest for that note will be paid on the next business day, and no interest will accrue on the amount payable from, and after, the stated maturity date, date of earlier redemption or repayment or interest payment date.

Payment of Interest

Interest on the notes will be paid as follows:

Interest Payment Frequency	Interest Payment Dates
Monthly	Fifteenth day of each calendar month, beginning in the first calendar month following the month the note was issued.

Quarterly	Fifteenth day of every third month, beginning in the third calendar month following the month the note was issued.

Semi-annually	Fifteenth day of every sixth month, beginning in the sixth calendar month following the month the note was issued.

Annually	Fifteenth day of every twelfth month, beginning in the twelfth calendar month following the month the note was issued.

The regular record date for any interest payment date will be the first day of the calendar month in which the interest payment date occurs, except that the regular record date for interest due on the note’s stated maturity date or date of earlier redemption or repayment will be that particular date.

Interest on a note will be payable beginning on the first interest payment date after its date of original issuance to holders of record on the corresponding regular record date.

“Business day” means, except as may otherwise be provided in a note of any particular series, with respect to any place of payment (as defined in the indenture), any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in the City of New York, Chicago or in that place of payment.

Redemption and Repayment

Unless TDCC otherwise provides in the applicable pricing supplement, a tranche of notes will not be redeemable or repayable prior to its stated maturity date.

If the pricing supplement states that the notes of a tranche will be redeemable at TDCC’s option prior to their stated maturity date, then on such date or dates specified in the pricing supplement, TDCC may redeem those notes at TDCC’s option either in whole or from time to time in part, upon not less than 15 nor more than 60 days’ written notice to the holder of those notes, unless the applicable pricing supplement specifies a different notice period. Any redemption may be subject to one or more conditions precedent. If any condition precedent has not been satisfied, TDCC will provide written notice to the trustee prior to the close of business at least two business days prior to the redemption date (unless a shorter period of time shall be agreed to by the trustee). Upon receipt of such notice, the notice of redemption will be rescinded and the redemption of the notes will not occur. Upon receipt, the trustee will provide notice to each holder of notes that were to be redeemed in the same manner in which the notice of redemption was given.

If the pricing supplement states that your note will be repayable at your option prior to its stated maturity date, the trustee will require receipt of notice of the request for repayment at least 15 but not more than 60 days prior to the date or dates specified in the pricing supplement. The trustee also must receive the completed form entitled “Option to Elect Repayment.” Exercise of the repayment option by the holder of a note is irrevocable.

Since the notes will be represented by a master global note, DTC or its nominee will be treated as the holder of the notes; therefore DTC or its nominee will be the only entity that receives notices of redemption of notes from TDCC, in the case of TDCC’s redemption of notes, and will be the only entity that can exercise the right to repayment of notes, in the case of optional repayment. See “Registration and Settlement.”

To ensure that DTC or its nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a note, the beneficial owner of the interest in that note must instruct the broker or other direct or indirect participant through which it holds the beneficial interest to notify DTC or its nominee of its desire to exercise a right to repayment. Because different firms have different cut-off times for accepting instructions from their customers, each beneficial owner should consult the broker or other direct or indirect participant through which it holds an interest in a note to determine the cut-off time by which the instruction must be given for timely notice to be delivered to DTC or its nominee. Conveyance of notices and other communications by DTC or its nominee to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners of the notes will be governed by agreements among them and any applicable statutory or regulatory requirements.

The redemption or repayment of a note normally will occur on the interest payment date or dates following receipt of a valid notice. Unless otherwise specified in the pricing supplement, the redemption or repayment price will equal 100% of the principal amount of the note plus unpaid interest accrued to, but excluding, the date or dates of redemption or repayment.

TDCC may at any time purchase notes at any price or prices in the open market or otherwise. TDCC may also purchase notes otherwise tendered for repayment by a holder or tendered by a holder’s duly authorized representative through exercise of the Survivor’s Option described below. If TDCC purchases the notes in this manner, TDCC has the discretion to either hold, resell or surrender the notes to the trustee for cancellation.

Survivor’s Option

The “Survivor’s Option” is a provision in a note pursuant to which TDCC agrees to repay or repurchase that note, if requested by the authorized representative of the beneficial owner of that note, following the death of the beneficial owner of the note, so long as the note was owned by that beneficial owner or the estate of that beneficial owner at least six months prior to the request. The pricing supplement relating to each offering of notes will state whether the Survivor’s Option applies to those notes.

If a note is entitled to a Survivor’s Option, upon the valid exercise of the Survivor’s Option and the proper tender of that note for repayment, TDCC will, at TDCC’s option, repay or repurchase that note, in whole or in part, at a price equal to 100% of the principal amount of the deceased beneficial owner’s interest in that note plus unpaid interest accrued to, but excluding, the date of repayment or repurchase.

To be valid, the Survivor’s Option must be exercised by or on behalf of the person who has authority to act on behalf of the deceased beneficial owner of the note (including, without limitation, the personal representative or executor of the deceased beneficial owner or the surviving joint owner with the deceased beneficial owner) under the laws of the applicable jurisdiction.

The death of a person holding a beneficial ownership interest in a note as a joint tenant or tenant by the entirety with another person, or as a tenant in common with the deceased holder’s spouse, will be deemed the death of a beneficial owner of that note, and the entire principal amount of the note so held will be subject to repayment by TDCC upon request. However, the death of a person holding a beneficial ownership interest in a note as tenant in common with a person other than such deceased holder’s spouse will be deemed the death of a beneficial owner only with respect to such deceased person’s interest in the note.

The death of a person who, during his or her lifetime, was entitled to substantially all of the beneficial ownership interests in a note will be deemed the death of the beneficial owner of that note for purposes of the Survivor’s Option, regardless of whether that beneficial owner was the registered holder of that note, if entitlement to those interests can be established to the satisfaction of the trustee. A beneficial ownership interest will be deemed to exist in typical cases of nominee ownership, ownership under the Uniform Transfers to Minors Act or Uniform Gifts to Minors Act, community property or other joint ownership arrangements between a husband and wife. In addition, a beneficial ownership interest will be deemed to exist in custodial and trust arrangements where one person has all of the beneficial ownership interests in the applicable note during his or her lifetime.

TDCC has the discretionary right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by TDCC from authorized representatives of all deceased beneficial owners in any calendar year to an amount equal to the greater of $2,000,000 or 2% of the outstanding aggregate principal amount of the notes outstanding as of the end of the most recent calendar year. TDCC also has the discretionary right to limit to $250,000 in any calendar year the aggregate principal amount of notes as to which exercises of the Survivor’s Option shall be accepted by TDCC from the authorized representative of any individual deceased beneficial owner of notes in such calendar year. In addition, TDCC will not permit the exercise of the Survivor’s Option except in principal amounts of $1,000 and multiples of $1,000.

An otherwise valid election to exercise the Survivor’s Option may not be withdrawn. Each election to exercise the Survivor’s Option will be accepted in the order that elections are received by the trustee, except for any note the acceptance of which would contravene any of the limitations described in the preceding paragraph. Notes accepted for repayment through the exercise of the Survivor’s Option normally will be repaid on the first interest payment date that occurs 20 or more calendar days after the date of the acceptance. For example, if the acceptance date of a note tendered through a valid exercise of the Survivor’s Option is July 1, 2025, and interest on that note is paid monthly, TDCC would normally, at TDCC’s option, repay that note on the interest payment date occurring on August 15, 2025, because the July 15, 2025 interest payment date would occur less than 20 days from the date of acceptance. Each tendered note that is not accepted in any calendar year due to the application of any of the limitations described in the preceding paragraph will be deemed to be tendered in the following calendar year in the order in which all such notes were originally tendered. If a note tendered through a valid exercise of the Survivor’s Option is not accepted, the trustee will deliver a notice by first-class mail to the registered holder, at that holder’s last known address as indicated in the note register, that states the reason that note has not been accepted for repayment.

With respect to notes represented by the master global note, DTC or its nominee is treated as the holder of the notes and will be the only entity that can exercise the Survivor’s Option for such notes. To obtain repayment pursuant to exercise of the Survivor’s Option for a note, the deceased beneficial owner’s authorized representative must provide the following items to the broker or other entity through which the beneficial interest in the note is held by the deceased beneficial owner:

•	a written instruction to such broker or other entity to notify DTC of the authorized representative’s desire to obtain repayment pursuant to exercise of the Survivor’s Option;

•

appropriate evidence satisfactory to the trustee (a) that the deceased was the beneficial owner of the note at the time of death and his or her interest in the note was owned by the deceased beneficial owner or his or her estate at least six months prior to the request for repayment, (b) that the death of the beneficial owner has occurred, (c) of the date of death of the beneficial owner, and (d) that the representative has authority to act on behalf of the beneficial owner;

•

if the interest in the note is held by a nominee of the deceased beneficial owner, a certificate satisfactory to the trustee from the nominee attesting to the deceased’s beneficial ownership of such note;

•

written request for repayment signed by the authorized representative of the deceased beneficial owner with the signature guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States;

•	if applicable, a properly executed assignment or endorsement;

•

tax waivers and any other instruments or documents that the trustee reasonably requires in order to establish the validity of the beneficial ownership of the note and the claimant’s entitlement to payment; and

•

any additional information the trustee reasonably requires to evidence satisfaction of any conditions to the exercise of the Survivor’s Option or to document beneficial ownership or authority to make the election and to cause the repayment of the note.

In turn, the broker or other entity will deliver each of these items to the trustee, together with evidence satisfactory to the trustee from the broker or other entity stating that it represents the deceased beneficial owner.

TDCC retains the right to limit the aggregate principal amount of notes as to which exercises of the Survivor’s Option applicable to the notes will be accepted in any one calendar year as described above. All other questions regarding the eligibility or validity of any exercise of the Survivor’s Option will be determined by the trustee, in its sole discretion, which determination will be final and binding on all parties.

The broker or other entity will be responsible for disbursing payments received from the trustee to the authorized representative. See “Registration and Settlement.”

Forms for the exercise of the Survivor’s Option may be obtained from the Trustee at 240 Greenwich Street, Floor 7E, New York, New York 10286.

If applicable, TDCC will comply with the requirements of Section 14(e) of the Exchange Act, and the rules promulgated thereunder, and any other securities laws or regulations in connection with any repayment of notes at the option of the registered holders or beneficial owners thereof.

Corrections

If a principal or interest payment error occurs on the notes, TDCC may correct it by adjusting payments on later payments of principal or interest or in any other manner TDCC considers appropriate; provided, however, that all interest rate index values used to determine principal or interest payments are subject to correction within thirty (30) days from the applicable date of payment. A correction might result in an adjustment to the amount TDCC pays to you or a subsequent investor on a later date. Any amount payable by TDCC due to a correction will be made to the holders at any time such payment is made and TDCC has no obligation to make such payment to any person who was a holder at the time the principal or interest payment error occurred.

REGISTRATION AND SETTLEMENT

The Depository Trust Company

All of the notes TDCC offers will be issued in book-entry only form. This means that TDCC will not issue certificates for notes, except in the limited case described below. Instead, TDCC will issue a master global note in registered form. The master global note will be held through DTC and will be registered in the name of Cede & Co., as nominee of DTC. Accordingly, Cede & Co. will be the holder of record of the notes. Each note represented by a global note evidences a beneficial interest in that global note.

Beneficial interests in the master global note will be shown on, and transfers are effected through, records maintained by DTC or its participants. In order to own a beneficial interest in a note, you must be an institution that has an account with DTC or have a direct or indirect account with such an institution. Transfers of ownership interests in the notes will be accomplished by making entries in DTC participants’ books acting on behalf of beneficial owners.

So long as DTC or its nominee is the registered holder of the master global note, DTC or its nominee, as the case may be, will be the sole holder and owner of the notes represented thereby for all purposes, including payment of principal and interest, under the indenture. Except as otherwise provided below, you will not be entitled to receive physical delivery of certificated notes and will not be considered the holder of the notes for any purpose under the indenture. Accordingly, you must rely on the procedures of DTC and the procedures of the DTC participant through which you own your note in order to exercise any rights of a holder of a note under the indenture. The laws of some jurisdictions require that certain purchasers of notes take physical delivery of such notes in certificated form. Those limits and laws may impair the ability to transfer beneficial interests in the notes.

The master global note will be exchangeable for certificated notes of like tenor and terms and of differing authorized denominations in a like aggregate principal amount, only if (1) DTC notifies TDCC that it is unwilling or unable to continue as depositary for the global notes or TDCC becomes aware that DTC has ceased to be a clearing agency registered under the Exchange Act and, in any such case TDCC fails to appoint a successor to DTC within 60 calendar days, (2) TDCC, in its sole discretion, determine that the global notes shall be exchangeable for certificated notes or (3) an event of default has occurred and is continuing with respect to the notes under the indenture. Upon any such exchange, the certificated notes shall be registered in the names of the beneficial owners of the global note representing the notes.

The following is based on information furnished by DTC:

DTC will act as securities depositary for the notes. The notes will be issued as fully-registered notes registered in the name of Cede & Co. (DTC’s nominee) or such other name as may be requested by an authorized representative of DTC. Generally, one fully registered global note will be issued for all of the principal amount of the notes.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 100 countries that DTC’s direct participants deposit with DTC.

DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes on DTC’s records. The beneficial interest of each actual purchaser of each note is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in notes, except in the event that use of the book-entry system for the notes is discontinued.

To facilitate subsequent transfers, all notes deposited by direct participants with DTC will be registered in the name of DTC’s nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the notes with DTC and their registration in the name of Cede & Co. or such other nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes will be credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of the notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemption, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of the notes may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar of the notes and request that copies of the notices be provided to them directly. Any such request may or may not be successful.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an Omnibus Proxy to TDCC as soon as possible after the regular record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

TDCC will pay principal and or interest payments on the notes in same-day funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records upon DTC’s receipt of funds and corresponding detail information. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and interest to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is TDCC’s responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participant.

TDCC will send any redemption notices to DTC. If less than all of the notes of a tranche are being redeemed, DTC’s current practice in the case of a partial redemption is to determine by random lottery the amount of interest of each direct participant in the notes to be redeemed.

A beneficial owner, or its authorized representative, shall give notice to elect to have its notes repaid by TDCC, through its direct or indirect participant, to the trustee, and shall effect delivery of such notes by causing the direct participant to transfer that participant’s interest in the global note representing such notes, on DTC’s records, to the trustee. The requirement for physical delivery of notes in connection with a demand for repayment will be deemed satisfied when the ownership rights in the global note representing such notes are transferred by the direct participants on DTC’s records.

DTC may discontinue providing its services as securities depository for the notes at any time by giving TDCC reasonable notice. Under such circumstances, if a successor securities depositary is not obtained, TDCC will print and deliver certificated notes. TDCC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, TDCC will print and deliver certificated notes.

The information in this section concerning DTC and DTC’s system has been obtained from sources that TDCC believes to be reliable, but neither TDCC, the Purchasing Agent nor any agent takes any responsibility for its accuracy.

Registration, Transfer and Payment of Certificated Notes

If TDCC ever issues notes in certificated form, those notes may be presented for registration, transfer and payment at the office of the registrar or at the office of any transfer agent designated and maintained by TDCC. TDCC has originally designated The Bank of New York Mellon Trust Company, N.A. to act in those capacities for the notes. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the notes, but TDCC may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time, TDCC may change transfer agents or approve a change in the location through which any transfer agent acts. TDCC also may designate additional transfer agents for any notes at any time.

TDCC will not be required to: (1) issue, exchange or register the transfer of any note to be redeemed for a period of 15 days after the selection of the notes to be redeemed; (2) exchange or register the transfer of any note that was selected, called or is being called for redemption, except the unredeemed portion of any note being redeemed in part; or (3) exchange or register the transfer of any note as to which an election for repayment by the holder has been made, except the unrepaid portion of any note being repaid in part.

TDCC will pay principal of and interest on any certificated notes at the offices of the paying agents TDCC may designate from time to time. Generally, TDCC will pay interest on a note by check on any interest payment date other than at stated maturity or upon earlier redemption or repayment to the person in whose name the note is registered at the close of business on the regular record date for that payment. TDCC will pay principal and interest at stated maturity or upon earlier redemption or repayment in same-day funds against presentation and surrender of the applicable notes.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the notes by a holder who purchases the notes upon their original issuance at their initial offering price (except where otherwise specifically noted). The issue price of each note in a tranche of notes equals the first price at which a substantial amount of such notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). This description applies only to notes held as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”) and does not address, except as set forth below, aspects of U.S. federal income taxation that may be applicable to holders that are subject to special tax rules, such as: financial institutions; insurance companies; real estate investment trusts; regulated investment companies; grantor trusts; tax-exempt organizations; persons that will own notes through partnerships or other pass-through entities; dealers or traders in securities or currencies; certain former citizens or long-term residents of the United States; persons subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an “applicable financial statement” (as defined in Section 451 of the Code); “controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax; holders that will hold a note as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes; or U.S. Holders (defined below) that have a functional currency other than the U.S. dollar.

Moreover, this summary does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and foreign consequences of the acquisition, ownership or disposition of notes and does not address the U.S. federal income tax treatment of holders that do not acquire notes as part of the initial distribution at their initial issue price (except where otherwise specifically noted). Each prospective purchaser should consult its tax advisor with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of notes.

This summary is based on the Code, existing and proposed U.S. Treasury Regulations, administrative pronouncements and judicial decisions, each as available and as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations which could affect the tax consequences described herein. TDCC has not sought and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the acquisition, ownership and disposition of the notes. As used herein, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes (1) citizen or individual resident of the United States, (2) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding clause (4), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders. An individual will be deemed to be a resident of the United States by reason of being a lawful permanent resident of the United States at any time during the calendar year or, subject to certain exceptions, present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period including the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

A non-U.S. Holder means a beneficial owner of a note that, for U.S. federal income tax purposes, is an individual, corporation (including for his purpose any other entity treated as a corporation for U.S. federal income tax purposes), trust or estate that is not a U.S. Holder.

If a partnership (or any other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of the partnership and a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Such partner or partnership should consult its own tax advisor regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of the notes.

U.S. Holders

Payments of Interest

Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder’s regular method of tax accounting).

Short-Term Notes

Notes that have a fixed maturity of one year or less (“short-term notes”) will be treated as having been issued with acquisition discount. In general, an individual or other cash-method U.S. Holder is not required to accrue such acquisition discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the short-term note will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or stated maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the short-term note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for U.S. federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue acquisition discount on a short-term note on a straight-line basis unless an election is made to accrue the acquisition discount under a constant yield method (based on daily compounding).

Market Discount

If a U.S. Holder purchases a note, other than a short-term note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity), such U.S. Holder will be treated as having purchased such note at a “market discount,” unless such market discount is less than a specified de minimis amount.

Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of (1) the amount of such payment or realized gain or (2) the market discount which has not previously been included in income and that is treated as having accrued on such note at the time of such payment or disposition. Market discount will be considered to accrue ratably during the period from the date of acquisition to the stated maturity date of the note, unless the U.S. Holder elects (as described below) to accrue market discount using a constant yield method. Such an election shall apply only to the notes with respect to which it is made, and may not be revoked.

A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the stated maturity of the note or certain earlier dispositions.

A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant yield basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for U.S. federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Premium

Generally, if a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of “qualified stated interest,” (generally, stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at single fixed rate) such U.S. Holder may be considered to have purchased the note with “amortizable bond premium” equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. If a U.S. Holder elects to amortize bond premium, such holder generally must reduce its tax basis in the notes by the amount of bond premium used to offset interest income. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt instruments acquired by the U.S. Holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the IRS.

Taxable Disposition of a Note

Except as described above, upon the sale, exchange, retirement or other taxable disposition of a note (including the Survivor’s Option, if applicable), a U.S. Holder generally will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, retirement or other taxable disposition (other than amounts representing accrued and unpaid interest) and such U.S. Holder’s adjusted tax basis in the note. A U.S. Holder’s adjusted tax basis in a note generally will equal such U.S. Holder’s initial investment in the note increased by accrued market discount, if any, if the U.S. Holder has included such market discount in income, and decreased by the amount of any payments, other than stated interest payments, received and amortizable bond premium taken with respect to such note. Such gain or loss generally will be long-term capital gain or loss if the note had been held for more than one year. Non-corporate taxpayers are subject to reduced maximum rates on long-term capital gains and are generally subject to tax at ordinary income rates on short-term capital gains.

The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their tax advisors concerning these tax law provisions.

If a U.S. Holder disposes of only a portion of a note pursuant to a redemption or repayment (including the Survivor’s Option, if applicable), such disposition will be treated as a pro rata prepayment in retirement of a portion of a debt instrument. Generally, the resulting gain or loss would be calculated by assuming that the original note being tendered consists of two instruments, one that is retired (or repaid), and one that remains outstanding. The adjusted issue price and the U.S. Holder’s adjusted tax basis, determined immediately before the disposition, would be allocated between these two instruments based on the portion of the instrument that is treated as retired by the pro rata prepayment.

Net Investment Income Tax

The Code imposes a tax of 3.8% on the “net investment income” of certain individuals, trusts and estates when income exceeds certain thresholds. Among other items, net investment income generally includes gross income from interest and net gain attributable to the disposition of certain property, including debt instruments, less certain deductions. U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation in their particular circumstances.

Information Reporting and Backup Withholding

Backup withholding and information reporting requirements may apply to certain payments of principal of, and interest on, an obligation and to proceeds of the sale or redemption of an obligation to certain non-corporate holders of notes that are United States persons. Information reporting generally will apply to payments of interest and to proceeds from the sale or redemption of notes made within the United States (and in some cases, outside of the United States) to a holder of notes (other than an exempt recipient, including a corporation and certain other persons). The payor will be required to backup withhold on payments made within the United States on a note to a holder of a note that is a United States person, other than an exempt recipient, such as a corporation, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding requirements.

The backup withholding rate is currently 24%. Backup withholding is not an additional tax. Any backup withholding generally will be allowed as a credit against the holder’s U.S. federal income tax liability provided the required information is furnished to the IRS in a timely manner.

Non-U.S. Holders

Payments of Interest

The United States generally imposes a 30 percent withholding tax on payments of interest to non-U.S. persons. The 30 percent (or lower applicable income tax treaty rate) U.S. federal withholding tax will not apply to a non-U.S. Holder in respect of any payment of interest on the notes provided that:

•

such holder does not actually (or constructively) own ten percent or more of the total combined voting power of all classes of TDCC’s voting stock within the meaning of the Code and the U.S. Treasury regulations;

•	such holder is not a controlled foreign corporation that is related to TDCC actually or constructively through sufficient stock ownership; and

•

(a) such holder provides identifying information (i.e., name and address) to TDCC or TDCC’s paying agent on IRS Form W-8BEN or W-8BEN-E (or successor form), and certifies, under penalty of perjury, that such holder is not a U.S. person or (b) a financial institution holding the notes on behalf of such holder certifies, under penalty of perjury, that it has received the applicable IRS Form W-8BEN or W-8BEN-E (or successor form) from the beneficial owner and provides TDCC with a copy.

If a non-U.S. Holder cannot satisfy the requirements described above, payments of interest made to such holder will be subject to the 30 percent U.S. federal withholding tax, unless such holder provides TDCC with a properly executed (i) IRS Form W-8BEN or IRS Form W-8BEN-E (or successor form) claiming an exemption from or reduction in withholding under the benefit of an income tax treaty or (ii) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with such holder’s conduct of a trade or business in the United States.

If a non-U.S. Holder is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a permanent establishment in the United States maintained by such holder), such holder, although exempt from the 30 percent withholding tax provided it furnishes a properly-executed IRS Form W-8ECI, generally will be subject to U.S. federal income tax on that interest on a net income basis in the same manner as if such holder were a “United States person” as defined under the Code. In addition, if a non-U.S. Holder is a non-U.S. corporation, it may be subject to a branch profits tax equal to 30 percent (or lower applicable income tax treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct by it of a trade or business in the United States. For this purpose, effectively connected interest on notes will be included in earnings and profits.

Disposition of a Note

Any gain realized on the disposition of a note by a non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax unless (i) that gain is effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an income tax treaty, is attributable to a U.S. permanent establishment maintained by such non-U.S. Holder), (ii) such holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met, or (iii) in the case of disposition proceeds representing accrued interest, the non-U.S. Holder cannot satisfy the requirements of the complete exemption from withholding tax on interest described above (and the non-U.S. Holder’s U.S. federal income tax liability has not otherwise been fully satisfied through the U.S. federal withholding tax described above).

If a non-U.S. Holder’s gain is effectively connected with such holder’s U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment maintained by such holder), such holder generally will be required to pay U.S. federal income tax on the net gain derived from the sale in the same manner as if it were a “United States person” as defined under the Code. If such a non-U.S. Holder is a corporation, such holder may also, under certain circumstances, be subject to a branch profits tax at a 30 percent rate (or lower applicable income tax treaty rate). If a non-U.S. Holder is subject to the 183-day rule described above, such holder generally will be subject to U.S. federal income tax at a flat rate of 30 percent (or a reduced rate under an applicable income tax treaty) on the amount by which capital gains allocable to U.S. sources (including gains from the sale, exchange, retirement or other disposition of the note) exceed capital losses allocable to U.S. sources, even though the non-U.S. Holder is not considered a resident alien under the Code.

Information Reporting and Backup Withholding

In general, a non-U.S. Holder will not be subject to backup withholding with respect to interest payments that TDCC makes to such holder provided that TDCC has received from such holder the certification described above under “—Non-U.S. Holders—Payments of Interest” and neither TDCC nor TDCC’s paying agent has actual knowledge or reason to know that you are a “United States person.” However, TDCC or TDCC’s paying agent will be required to report to the IRS and the non-U.S. Holder payments of interest on the notes and the amount of tax, if any, withheld with respect to those payments.

Payments of the proceeds of a sale or other disposition (including a redemption) of the notes made to or through a non-U.S. office of non-U.S. financial intermediaries that do not have certain enumerated connections with the United States generally will not be subject to information reporting or backup withholding. In addition, a non-U.S. Holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of a note within the United States or conducted through non-U.S. financial intermediaries with certain enumerated connections with the United States, if the payor receives the certification described above under “—Non-U.S. Holders— Payments of Interest” or such holder otherwise establishes an exemption, provided that the payor does not have actual knowledge or reason to know that the non-U.S. Holder is a “United States person” or the conditions of any other exemption are not, in fact, satisfied.

Copies of information returns may also be made available under the provisions of a specific treaty or other agreement to the tax authorities of the country in which a non-U.S. Holder resides.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules will be allowed as a refund or a credit against the non-U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

Prospective non-U.S. Holders should consult their own tax advisors concerning the application of information reporting and backup withholding rules.

Foreign Account Tax Compliance Act

A holder that is, or holds notes through an intermediary that is, a non-United States person (other than an individual) generally will be subject to withholding at a rate of 30% on payments of interest on the notes or on the proceeds of a sale of notes unless the holder (1) is a foreign financial institution that either (i) has entered into, and is in compliance with, an information collection, reporting and withholding agreement with the IRS with respect to U.S. accountholders and other U.S. investors or (ii) is resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial entity complies with related information reporting requirements of such country; (2) is a nonfinancial foreign entity that certifies either (i) that it does not have any substantial U.S. owners or (ii) the name, address and tax identification number of each substantial U.S. owner of such holder; or (3) is otherwise excepted or exempt from such withholding and properly certifies to that effect. A foreign financial institution generally is a foreign entity that (i) accepts deposits in the ordinary course of a banking or similar business, (ii) as a substantial portion of its business, holds financial assets for the benefit of one or more other persons, or (iii) is an investment entity that, in general, primarily conducts as a business on behalf of customers trading in certain financial instruments, individual or collective portfolio management or otherwise investing, administering, or managing funds, money or certain financial assets on behalf of other persons.

Proposed regulations were published that eliminate withholding on payments of gross proceeds. Pursuant to the proposed regulations, the issuer and any withholding agent may rely on these changes to these withholding rules until the date when final regulations are issued.

CERTAIN CONSIDERATIONS APPLICABLE TO ERISA, GOVERNMENTAL AND OTHER PLAN INVESTORS

The following is a summary of certain considerations associated with the purchase of the notes (including any interest in a note) by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which TDCC refers to as “ERISA”, (ii) plans, individual retirement accounts or other arrangements subject to Section 4975 of the Code, and (iii) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans, accounts or arrangements pursuant to ERISA or otherwise (each of the foregoing described in clause (i), (ii) and (iii) referred to as a “Plan” for the purposes of this section).

ERISA imposes certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA (each, an “ERISA Plan”). Each fiduciary of an ERISA Plan should consider the fiduciary standards of ERISA in the context of the ERISA Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the applicable prudence, diversification and conflicts of interest provisions of ERISA and would be consistent with the documents and instruments governing the ERISA Plan.

In addition, ERISA and the Code prohibit certain transactions (referred to as “prohibited transactions”) involving the assets of a Plan, on the one hand, and persons who have certain specified relationships to the Plan (“parties in interest” within the meaning of ERISA or “disqualified persons” within the meaning of the Code), on the other. If TDCC, the agents or TDCC’s respective affiliates is considered a party in interest or disqualified person with respect to a Plan, then the investment in notes by the Plan may give rise to a prohibited transaction. Therefore, a plan should not invest in the notes unless the Plan fiduciary or other person acquiring securities on behalf of the Plan determines that TDCC, the agents and TDCC’s respective affiliates are not parties in interest or disqualified persons or, alternatively, that an exemption from the prohibited transaction rules is available and the requirements of such exemption are satisfied. If a Plan engages in a prohibited transaction, the transaction may cause the fiduciary of the Plan to incur certain liabilities and the parties in interest or disqualified persons to be subject to excise taxes and the obligation to unwind the prohibited transaction.

Each purchaser or holder of a note or any interest in a note will be deemed to have represented by its purchase and holding of the note that either (i) it is not a Plan, and is not purchasing or holding a note with the assets of a Plan; or (ii) its purchase, holding and disposition of a note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and that none of TDCC, the Purchasing Agent, or the Agents has acted, nor will act, as the Plan’s fiduciary with respect to the Plan’s investment in the notes.

Employee benefit plans that are governmental plans and non-U.S. plans are not subject to ERISA requirements. However, non-U.S., federal, state or local laws or regulations governing the investment and management of the assets of governmental or non-U.S. plans may contain fiduciary and prohibited transaction requirements similar to those under ERISA and Section 4975 of the Code discussed above (referred to as “Similar Laws”). By purchasing and holding the notes, the person making the decision to invest on behalf of such plans is representing that the purchase and holding of the notes will not violate any Similar Law or cause TDCC, the Purchasing Agent, or the Agents to incur any adverse consequence or obligation with respect to such plan by operation of a Similar Law.

The discussion set forth above is general in nature and is not intended to be all inclusive, nor should it be construed as legal advice. If you are the fiduciary of a Plan or a plan subject to Similar Laws, and you propose to invest in the notes with the assets of such Plan or plan subject to Similar Laws, you should consult your own legal counsel for further guidance.

PLAN OF DISTRIBUTION

Under the terms of a Selling Agent Agreement dated July 25, 2025, the notes will be offered from time to time by TDCC to the Purchasing Agent for subsequent resale to the agents and other dealers who are broker-dealers and securities firms. The agents, including the Purchasing Agent, are parties to the Selling Agent Agreement. The notes will be offered for sale in the United States only. Dealers who are members of the selling group have executed a Master Selected Dealer Agreement with the Purchasing Agent. TDCC also may appoint additional agents to sell the notes. Any sale of the notes through those additional agents, however, will be on the same terms and conditions to which the original agents have agreed. The Purchasing Agent will purchase the notes at a discount ranging from 0.20% to 3.15% of the non-discounted price for each note sold. However, TDCC also may sell the notes to the Purchasing Agent at a discount greater than or less than the range specified above. The discount at which TDCC sells the notes to the Purchasing Agent will be set forth in the applicable pricing supplement. The Purchasing Agent also may sell notes to dealers at a concession not in excess of the discount it received from TDCC. In certain cases, the Purchasing Agent and the other agents and dealers may agree that the Purchasing Agent will retain the entire discount. TDCC will disclose any particular arrangements in the applicable pricing supplement.

Following the solicitation of orders, each of the agents, severally and not jointly, may purchase notes as principal for its own account from the Purchasing Agent. These notes will be purchased by the agents and resold by them to one or more investors at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices; provided, that unless otherwise set forth in the applicable pricing supplement, the notes will be resold by the agents at a fixed public offering price. The Purchasing Agent or the agents at their election may resell the notes to fee-based advisory accounts net of the applicable sales concession, in which case the Purchasing Agent or an agent may not retain the applicable sales concession or a portion thereof. In addition, the Purchasing Agent or the agents may resell notes to fee-based advisory accounts at 100% of the principal amount without any concession payable to the selling agent or dealer. After the initial public offering of notes, the public offering price (in the case of notes to be resold at a fixed public offering price), discount and concession may be changed.

TDCC has the sole right to accept offers to purchase notes and may reject any proposed offer to purchase notes in whole or in part. Each agent also has the right, in its discretion reasonably exercised, to reject any proposed offer to purchase notes in whole or in part. TDCC reserves the right to withdraw, cancel or modify any offer without notice. TDCC also may change the terms, including the interest rate TDCC will pay on the notes, at any time prior to TDCC’s acceptance of an offer to purchase.

Each agent, including the Purchasing Agent, may be deemed to be an “underwriter” within the meaning of the Securities Act. TDCC has agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act, or to contribute to any payments they may be required to make in respect of such liabilities. TDCC also has agreed to reimburse the agents for certain expenses.

No note will have an established trading market when issued. TDCC does not intend to apply for the listing of the notes on any securities exchange. However, TDCC has been advised by the agents that they may purchase and sell notes in the secondary market as permitted by applicable laws and regulations. The agents are not obligated to make a market in the notes, and they may discontinue making a market in the notes at any time without notice. Neither TDCC nor the agents can provide any assurance regarding the development, liquidity or maintenance of any trading market for any notes. All secondary trading in the notes will settle in same-day funds. See “Registration and Settlement.”

In connection with certain offerings of notes, the rules of the SEC permit the Purchasing Agent to engage in transactions that may stabilize the price of the notes. The Purchasing Agent will conduct these activities for the agents. These transactions may consist of short sales, stabilizing transactions and purchases to cover positions created by short sales. A short sale is the sale by the Purchasing Agent of a greater amount of notes than the amount the Purchasing Agent has agreed to purchase in connection with a specific offering of notes. Stabilizing transactions consist of certain bids or purchases made by the Purchasing Agent to prevent or retard a decline in the price of the notes while an offering of notes is in process. In general, these purchases or bids for the notes for the purpose of stabilization or to reduce a syndicate short position could cause the price of the notes to be higher than it might otherwise be in the absence of those purchases or bids. Neither TDCC nor the Purchasing Agent makes any representation or prediction as to the direction or magnitude of any effect that these transactions may have on the price of any notes. In addition, neither TDCC nor the Purchasing Agent makes any representation that, once commenced, these transactions will not be discontinued without notice. The Purchasing Agent is not required to engage in these activities and may end any of these activities at any time.

The agents or dealers to or through which TDCC may sell notes may engage in transactions with TDCC and perform services for TDCC in the ordinary course of business.

In addition, in the ordinary course of their business activities, the agents and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of TDCC or its affiliates. Certain of the agents or their affiliates that have a lending relationship with TDCC routinely hedge their credit exposure to TDCC consistent with their customary risk management policies. Typically, such agents and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in TDCC’s securities, including potentially the notes offered hereunder. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereunder. The agents and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Additionally, Richard K. Davis, a director of Dow Inc., is also a director of Wells Fargo & Company, the parent of Wells Fargo Clearing Services, LLC, one of the agents.

TDCC expects to deliver the notes against payment therefor on the third business day following the trade date specified in the applicable pricing supplement (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on any date prior to the business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the notes who wish to trade the notes prior to the business day before delivery should consult their own advisors.

LEGAL MATTERS

The legality of the notes will be passed upon for TDCC by Shandell S. Massey, Senior Managing Counsel and Director, Office of the Corporate Secretary of TDCC. Willkie Farr & Gallagher LLP, Chicago, Illinois, will pass upon certain matters for the agents.

PROSPECTUS

DOW INC.	THE DOW CHEMICAL COMPANY

Common Stock Preferred Stock Depositary Shares Debt Securities Guarantees Warrants to Purchase Common Stock, Preferred Stock and Debt Securities Stock Purchase Contracts Stock Purchase Units	Debt Securities Guarantees Warrants to Purchase Debt Securities

Pursuant to this prospectus and the relevant prospectus supplement, from time to time, Dow Inc. may sell common stock, preferred stock, depositary shares, debt securities, guarantees, warrants to purchase common stock, preferred stock and debt securities, stock purchase contracts and stock purchase units. Pursuant to this prospectus and the relevant prospectus supplement, from time to time, The Dow Chemical Company may sell debt securities, guarantees and warrants to purchase debt securities. Debt securities sold by Dow Inc. may be fully and unconditionally guaranteed on an unsecured basis by The Dow Chemical Company. See “Description of Debt Securities of Dow Inc.” and “Description of Guarantees of Debt Securities of Dow Inc.” Debt securities sold by The Dow Chemical Company may be fully and unconditionally guaranteed on an unsecured basis by Dow Inc. See “Description of Debt Securities of The Dow Chemical Company” and “Description of Guarantees of Debt Securities of The Dow Chemical Company.”

We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any of these securities.

Dow Inc.’s common stock is traded on the New York Stock Exchange under the symbol “DOW.”

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers, on a continuous or delayed basis. For additional information on the method of sale, you should refer to the section entitled “Plan of Distribution.” The names of any underwriters, dealers or other third parties involved in the sale of any securities and the specific manner in which they may be offered will be set forth in the prospectus supplement covering the sale of those securities.

For a discussion of certain factors that you should consider before investing in the offered securities, see “Risk Factors” in our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement or other offering material.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 13, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed by Dow Inc. and The Dow Chemical Company with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we are registering an unspecified amount of each class of the securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, selling security holders may sell securities under our shelf registration statement.

This prospectus provides you with a general description of the securities we or any selling security holders may offer. Each time we or any selling security holders sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and, if any securities are to be sold by selling security holders, the names of the selling security holders. The prospectus supplement may also add, update or change information contained in this prospectus. You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are offering these securities only in states where the offer is permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.” The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered.

Except as otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” “the Company” and “Dow” refer collectively to Dow Inc. and its consolidated subsidiaries, including The Dow Chemical Company and its consolidated subsidiaries. References to “Dow Inc.” refer to The Dow Chemical Company’s parent company, which has its common stock listed on the New York Stock Exchange under the symbol “DOW,” not including its consolidated subsidiaries. References to “TDCC” refer to The Dow Chemical Company only, not including its consolidated subsidiaries. References to “Dow Chemical” refer to The Dow Chemical Company and its consolidated subsidiaries. Each of Dow Inc. and The Dow Chemical Company is referred to as a “Registrant,” and collectively as “Registrants.”

WHERE YOU CAN FIND MORE INFORMATION

Dow Inc. and TDCC are currently subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Dow Inc. and TDCC have filed, and expect to continue to file, combined reports. In addition, if the SEC rules permit, TDCC may cease to separately file periodic reports if Dow Inc. provides a guarantee of TDCC’s outstanding debt securities.

You can obtain any of the documents listed above from the SEC, through the SEC’s website at www.sec.gov, through our website at www.dow.com, or by requesting them in writing or by telephone at the following address:

Dow Inc.

2211 H.H. Dow Way

Midland, MI 48674

Attention: Investor Relations

1-800-422-8193

However, except for the filings of Dow Inc. or TDCC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents filed with the SEC and documents or information which will be filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

•	The Annual Report on Form 10-K of Dow Inc. and TDCC for the fiscal year ended December 31, 2024, filed with the SEC on February 4, 2025 (the “2024 10-K”);
•	The Quarterly Report on Form 10-Q of Dow Inc. and TDCC, for the quarterly period ended March 31, 2025, filed with the SEC on April 25, 2025 (the “Q1 2025 10-Q”);
•

The Current Reports on Form 8-K of Dow Inc. and TDCC, filed with the SEC on January 30, 2025 (SEC Accession No.  0001751788-25-000006), February  3, 2025, March  11, 2025, June 11, 2025 and the Current Report on Form 8-K of Dow Inc. filed with the SEC on April 15, 2025;

•

The description of Dow Inc.’s common stock (incorporated by reference to Exhibit 4.5 to Dow Inc.’s and TDCC’s Current Report on Form 8-K filed with the SEC on February 3, 2025), and any amendment or report filed with the SEC for the purpose of updating the description; and

•

Future filings made by Dow Inc. and TDCC with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until each of Dow Inc. and TDCC has sold all of the securities to which this prospectus relates or the offering is otherwise terminated.

Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations, Dow Inc., 2211 H.H. Dow Way, Midland, Michigan, 48674, Telephone No. 1-800-422-8193.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In this context, forward-looking statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would,” and similar expressions, and variations or negatives of these words or phrases.

Forward-looking statements are based on current assumptions and expectations of future events that are subject to risks, uncertainties and other factors that are beyond Dow’s control, which may cause actual results to differ materially from those projected, anticipated or implied in the forward-looking statements and speak only as of the date the statements were made. These factors include, but are not limited to: sales of Dow’s products; Dow’s expenses, future revenues and profitability; any sanctions, export restrictions, supply chain disruptions or increased economic uncertainty related to the ongoing conflicts between Russia and Ukraine and in the Middle East; capital requirements and need for and availability of financing; unexpected barriers in the development of technology, including with respect to Dow’s contemplated capital and operating projects; Dow’s ability to realize its commitment to carbon neutrality on the contemplated timeframe, including the completion and success of its integrated ethylene cracker and derivatives facility in Alberta, Canada; size of the markets for Dow’s products and services and ability to compete in such markets; Dow’s ability to develop and market new products and optimally manage product life cycles; the rate and degree of market acceptance of Dow’s products; significant litigation and environmental matters and related contingencies and unexpected expenses; the success of competing technologies that are or may become available; the ability to protect Dow’s intellectual property in the United States and abroad; developments related to contemplated restructuring activities and proposed divestitures or acquisitions such as workforce reduction, manufacturing facility and/or asset closure and related exit and disposal activities, and the benefits and costs associated with each of the foregoing; fluctuations in energy and raw material prices; management of process safety and product stewardship; changes in relationships with Dow’s significant customers and suppliers; changes in public sentiment and political leadership; increased concerns about plastics in the environment and lack of a circular economy for plastics at scale; changes in consumer preferences and demand; changes in laws and regulations, political conditions, tariffs and trade policies, or industry development; global economic and capital markets conditions, such as inflation, market uncertainty, interest and currency exchange rates, and equity and commodity prices; business, logistics and supply disruptions; security threats, such as acts of sabotage, terrorism or war, including the ongoing conflicts between Russia and Ukraine and in the Middle East; weather events and natural disasters; disruptions in Dow’s information technology networks and systems, including the impact of cyberattacks; risks related to Dow’s separation from DowDuPont Inc. such as Dow’s obligation to indemnify DuPont de Nemours, Inc. and/or Corteva, Inc. for certain liabilities; and any global and regional economic impacts of a pandemic or other public health-related risks and events on Dow’s business.

Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. A detailed discussion of principal risks and uncertainties which may cause actual results and events to differ materially from such forward-looking statements is included under the heading “Risk Factors” in Part I, Item 1A. of the 2024 10-K and under the heading “Risk Factors” in Part II, Item 1A of the Q1 2025 10-Q, each incorporated by reference herein, and any updates thereto in Dow’s subsequent SEC filings. These are not the only risks and uncertainties that Dow faces. There may be other risks and uncertainties that Dow is unable to identify at this time or that Dow does not currently expect to have a material impact on its business. If any of those risks or uncertainties develops into an actual event, it could have a material adverse effect on Dow’s business. Dow Inc. and TDCC assume no obligation to update or revise publicly any forward-looking statements whether because of new information, future events, or otherwise, except as required by securities and other applicable laws.

THE COMPANY

Dow Inc. was incorporated on August 30, 2018, under Delaware law, to serve as a holding company for TDCC and its consolidated subsidiaries. Dow Inc. operates all of its businesses through TDCC, a wholly owned subsidiary, which was incorporated in 1947 under Delaware law and is the successor to a Michigan corporation, of the same name, organized in 1897. The Registrants’ principal executive offices are located at 2211 H.H. Dow Way, Midland, Michigan 48674 and their telephone number is (989) 636-1000.

Dow is one of the world’s leading materials science companies, serving customers in high-growth markets such as packaging, infrastructure, mobility and consumer applications. The Company’s global breadth, asset integration and scale, focused innovation, leading business positions and commitment to sustainability enables the Company to achieve profitable growth and help deliver a sustainable future. Dow operates manufacturing sites in 30 countries and employs approximately 36,000 people. In 2024, Dow delivered sales of approximately $43 billion.

RISK FACTORS

Investing in the securities involves risks. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” in Part I, Item 1A in the 2024 10-K and under the heading “Risk Factors” in Part II, Item 1A in the Q1 2025 10-Q, and in the other documents incorporated by reference into this prospectus, as well as the other information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. See “Where You Can Find More Information” and “Incorporation by Reference.”

USE OF PROCEEDS

Except as may be described otherwise in the applicable prospectus supplement or other offering material, each Registrant expects to use the net proceeds from sales of any securities described in this prospectus for its general corporate purposes, which may include funding capital expenditures, pursuing growth initiatives, whether through acquisitions, joint ventures or otherwise, repaying or refinancing indebtedness or other obligations, and financing working capital.

DESCRIPTION OF CAPITAL STOCK OF DOW INC.

The following summary of Dow Inc.’s common stock and preferred stock does not purport to be complete and is subject to, and qualified in its entirety by reference to, the relevant provisions of Delaware law, and by Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

Dow Inc. is authorized to issue 5,250,000,000 shares of all classes of stock, 5,000,000,000 of which are shares of common stock, par value $0.01 per share, and 250,000,000 of which are shares of preferred stock, par value $0.01 per share. As of March 31, 2025, Dow Inc. had 785,933,796 shares of common stock, $0.01 par value, issued and 706,861,738 shares of common stock outstanding. All issued and outstanding shares of common stock are fully paid and non-assessable. There are no shares of preferred stock outstanding. Series of the preferred stock may be authorized and issued from time to time by the Dow Inc. board of directors, without any stockholder action, with such rights, powers and preferences as the Dow Inc. board of directors may determine. Any additional shares of common stock and preferred stock that Dow Inc. issues pursuant to this prospectus will be fully paid and non-assessable. Neither Dow Inc.’s common stockholders nor preferred stockholders have, or will have, any preemptive rights.

Common Stock

General

Dow Inc.’s amended and restated certificate of incorporation provides that, subject to all of the rights of holders of preferred stock provided for by the board of directors or by Delaware corporate law, the holders of common stock will have full voting rights on all matters requiring stockholder action, with each share of common stock being entitled to one vote and having equal rights of participation in the dividends and distributions of Dow Inc., including upon the dissolution of Dow Inc.

Board of Directors

Dow Inc.’s amended and restated bylaws provide that all of Dow Inc.’s directors are elected each year at Dow Inc.’s annual meeting for a term of one year and until his or her successor is duly elected and qualified. A quorum of directors consists of a majority of Dow Inc.’s entire board of directors then holding office.

Number, Filling of Vacancies and Removal of Directors

Dow Inc.’s board of directors may not have less than six or more than twenty-one members pursuant to its amended and restated certificate of incorporation and amended and restated bylaws. The actual number of directors is determined by a vote of a majority of Dow Inc.’s entire board of directors. As of the date of this prospectus, Dow Inc. has thirteen members on its board of directors. Vacancies on Dow Inc.’s board of directors and any newly created directorships are filled exclusively by a vote of the majority of the remaining directors then in office, even if less than a quorum or by the sole remaining director, and shall not be filled by the stockholders. Directors elected to fill a vacancy or a new position hold office until the next annual meeting of stockholders or until their successors are duly elected and qualified. Subject to the rights of holders of preferred stock, directors can be removed from office at any time, with or without cause, only by the affirmative vote of a majority of the voting power of all the outstanding shares of Dow Inc.’s capital stock then entitled to vote in the election of directors.

Dividends

Delaware corporate law generally provides that a corporation, subject to restrictions in its certificate of incorporation, including preferred stockholders’ rights to receive dividends prior to common stockholders, may declare and pay dividends out of:

•	surplus; or
•	net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, if there is no surplus.

Dividends may not be declared or paid out of net profits if the capital of the corporation is less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having a preference on the distribution of assets. Dividends on Dow Inc. common stock are not cumulative. Dow Inc.’s amended and restated certificate of incorporation does not contain any additional restrictions on the declaration or payment of dividends.

Preferred Stock

Dow Inc.’s amended and restated certificate of incorporation authorizes Dow Inc.’s board of directors, without stockholder approval and subject to the provisions of the amended and restated certificate of incorporation and to the limitations prescribed by the Delaware corporate law, to authorize by resolution or resolutions, from time to time, the issuance of one or more series of preferred stock out of the authorized but unissued shares of preferred stock and with respect to each such series, to fix, by filing a certificate of designation pursuant to the Delaware corporate law setting forth such resolution or resolutions and providing for the issuance of such series, the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of Dow Inc.’s board of directors with respect to each series shall include, but not be limited to, the determination or fixing of the following:

(i)	the designation of such series;
(ii)

the number of shares of such series, which number Dow Inc.’s board of director may thereafter (except where otherwise provided in the certificate of designation for such series) increase or decrease (but not below the number of shares of such series then outstanding);

(iii)

the dividend rate, if any, payable to holders of shares of such series, any conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of Dow Inc., and whether such dividends shall be cumulative or non-cumulative;

(iv)

whether the shares of such series shall be subject to redemption by Dow Inc., in whole or in part, at the option of Dow Inc. or of the holder thereof, and, if made subject to such redemption, the times, prices, form of payment and other terms and conditions of such redemption;

(v)	the terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;
(vi)

whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of Dow Inc. or any other security, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchanges;

(vii)	the extent, if any, to which the holders of shares of such series shall be entitled to vote generally, with respect to the election of directors, upon specified events or otherwise;
(viii)	the restrictions, if any, on the issue or reissue of any additional preferred stock; and
(ix)	the rights and preferences of the holders of the shares of such series upon any voluntary or involuntary liquidation or dissolution of, or upon the distribution of assets of, Dow Inc.

Without limiting the generality of the foregoing, the resolutions providing for the issuance of any series of preferred stock may provide that such series shall be superior to, rank equally with or be junior to any other series of preferred stock to the extent permitted by law and the terms of any other series of preferred stock.

Selected Provisions in Dow Inc.’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Dow Inc.’s amended and restated certificate of incorporation and amended and restated bylaws contain a number of provisions that could have the effect of prohibiting or delaying a third party’s ability to take control of Dow Inc.

Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting

Dow Inc.’s amended and restated bylaws provide that a stockholder may make a nomination of persons for election to the board of directors at an annual stockholders’ meeting only if the stockholder is a stockholder of record entitled to vote at such annual meeting and complies with the notice procedures and disclosure requirements as set forth below and as further detailed in Dow Inc.’s amended and restated bylaws and may propose other business at an annual stockholders’ meeting only if such stockholder gives timely written notice thereof to Dow Inc.’s Secretary and any such business is a proper subject for stockholder action. The notice must be delivered to, or mailed and received by, Dow Inc.’s Secretary at Dow Inc.’s principal executive offices:

•

not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the anniversary date on which Dow Inc. first distributed its proxy materials for the prior year’s annual meeting; or

•

if the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the date on which public disclosure, as defined in Dow Inc.’s amended and restated bylaws, of the date of the annual meeting is first made by Dow Inc.

The notice must include the following information as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director:

•

all information relating to such person that would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

•

such person’s written consent to being named in any related proxy statement and proxy card as a nominee and to serving a full term as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the board of directors as may be in place at any time and from time to time; and

•

any information that such person would be required to disclose pursuant to the second following paragraph below if such person were a stockholder purporting to make a nomination or propose business pursuant thereto.

In addition, the notice must include the following information as to any other business that the stockholder proposes to bring before the meeting:

•	a brief description of the proposed business desired to be brought before the meeting;

•

the text of the proposal or proposed business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend Dow Inc.’s amended and restated bylaws, the language of the proposed amendment);

•	the reasons for conducting such business at the meeting;
•

a description of any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

•

any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

•

a description of all agreements, arrangements, or understandings between or among such stockholder and/or such beneficial owner, or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such stockholder and/or such beneficial owner or any of their respective affiliates or associates, in such business, including any anticipated benefit therefrom to such stockholder and/or such beneficial owner, or any of their respective affiliates or associates.

The notice must include information specified in Dow Inc.’s amended and restated bylaws as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed, including:

•

the name and address of such stockholder, as they appear on Dow Inc.’s books, and the name and address of such beneficial owner, if any, on whose behalf the nomination or the other business is being proposed;

•

the class and number of shares of Dow Inc.’s capital stock which are owned of record and beneficially owned (as defined in Dow Inc.’s amended and restated bylaws) by such stockholder and such beneficial owner, if any, on whose behalf the nomination or the other business is being proposed, as of the date of such stockholder’s notice, and such beneficial owner as of the date of the notice;

•

a written representation that such stockholder is the holder of record of Dow Inc.’s shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to propose such nomination or other business, and an acknowledgment that, if such stockholder (or qualified representative of such stockholder) does not appear to present such nomination or business at the meeting, Dow Inc. need not present such nomination or business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by Dow Inc.;

•

a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of such stockholder’s notice by, or on behalf of, such stockholder and/or such beneficial owner or any of their respective affiliates or associates, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in share price of any class of Dow Inc.’s capital stock, or maintain, increase or decrease the voting power of such stockholder and/or beneficial owner or any of their respective affiliates or associates with respect to shares of Dow Inc.’s capital stock;

•

a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder and/or beneficial owner and any other person, including without limitation any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act

(regardless of whether the requirement to file a Schedule 13D pursuant to the Exchange Act is applicable to the stockholder or beneficial owner);
•

a representation whether such stockholder or beneficial owner, if any, on whose behalf the nomination or other business is being proposed intends to, or is part of a group that intends to, deliver a proxy statement and/or form of proxy to holders of at least the percentage of Dow Inc.’s outstanding capital stock required to approve or adopt the proposal or approve the election of the nominee and/or otherwise to solicit proxies from stockholders in support of such proposal or election;

•

in the event such stockholder or beneficial owner, if any, or any affiliate or associate of any of the foregoing, intends to solicit proxies in support of any proposed nominations of persons for election to the board of directors other than Dow Inc.’s nominees for election to the board of directors, a written statement that such person intends to solicit from the holders of Dow Inc.’s outstanding capital stock representing at least sixty-seven percent of the voting power of capital stock entitled to vote on the election of directors in accordance with Rule 14a-19 of the Exchange Act and has otherwise complied or will otherwise comply with the requirements of Rule 14a-19 of the Exchange Act; and

•

a representation that such stockholder will update in writing any required notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof.

In addition to the information required above, Dow Inc. may require the stockholder giving notice to furnish such other information as Dow Inc. may reasonably require to determine the requirements above have been met, including the eligibility of a proposed nominee to serve as a director of Dow Inc., including information relevant to a determination whether such proposed nominee can be considered an independent director or that could be material to a reasonable stockholders’ understanding of the independence, or lack thereof. If requested by Dow Inc., the supplemental information required under this paragraph shall be delivered to Dow Inc.’s Secretary at Dow Inc.’s principal executive offices no later than five business days after the request for subsequent information has been delivered to such stockholder who delivered the notice of nomination.

The above requirements shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified Dow Inc. of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by Dow Inc. to solicit proxies for such meeting.

A stockholder giving notice of any nomination or business to be considered at a meeting of stockholders shall further update in writing any required notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to receive notice of the meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof, and such update shall be delivered to Dow Inc.’s Secretary at Dow Inc.’s principal executive offices not later than the close of business five business days after such record date (in the case of the update required to be made as of such record date), and not later than the close of business seven business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update required to be made as of ten business days prior to the meeting or any adjournment or postponement thereof). Notwithstanding the foregoing, if a stockholder giving notice of any nomination no longer plans to solicit proxies in accordance with its representation that such person intends to solicit from the holders of Dow Inc.’s outstanding capital stock representing at least sixty-

seven percent of the voting power of capital stock entitled to vote on the election of directors in accordance with Rule 14a-19 of the Exchange Act and has otherwise complied or will otherwise comply with the requirements of Rule 14a-19 of the Exchange Act, such stockholder shall inform Dow Inc. of this change by delivering written notice of such change to Dow Inc.’s Secretary at Dow Inc.’s principal executive offices no later than two business days after the occurrence of such change.

A stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the board of directors.

Special Meetings of Stockholders

Dow Inc.’s amended and restated certificate of incorporation provides that, subject to the rights of the holders of preferred stock, a special stockholders’ meeting for any purpose may be called by the board of directors by a resolution adopted by a majority of the entire board. A special stockholders’ meeting will be called by the Chair upon a written request from stockholders holding at least twenty-five percent of the voting power entitled to vote on the matters to be brought before the special meeting and which request complies with the procedures for calling a special meeting of stockholders as set forth in Dow Inc.’s amended and restated bylaws.

Dow Inc.’s amended and restated bylaws provide that a stockholder notice requesting a special meeting must:

•	be delivered to, or mailed to and received by Dow Inc.’s Secretary at Dow Inc.’s principal executive offices;
•	be signed by each stockholder requesting the special meeting, or a duly authorized agent thereof;
•	set forth the purpose of the special meeting; and
•

include the same information required to be included in a stockholder’s notice for proposals to be brought before an annual meeting of stockholders (see “—Advance Notice Provisions for Director Nominations and Stockholder Proposals at an Annual or Special Stockholders’ Meeting”) and a representation by the stockholder(s) that it will timely provide such information in accordance with the procedures for stockholder’s notice for proposals to be brought before an annual meeting of stockholders so that the information provided or required to be provided shall be true and correct as of the record date for such special meeting and as of the date that is ten business days prior to the meeting or any adjournment or postponement thereof.

Subject to certain exceptions specified in Dow Inc.’s amended and restated bylaws, a special stockholders’ meeting will be held within 90 days after such stockholder request to call the special meeting is delivered to or received by Dow Inc.’s Secretary, at such date, time and place as determined by the board of directors. Only the business set forth in the stockholders’ notice and any business included in the notice of the special meeting by or at the direction of the board of directors shall be conducted at a special meeting of stockholders.

Stockholder Action by Written Consent

Dow Inc.’s amended and restated certificate of incorporation provides that any action required or permitted to be taken by the stockholders must be taken at a duly called annual or special stockholders’ meeting and may not be taken by written consent; provided, however, that any action required or permitted to be taken by the holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable certificate of designation for such series of preferred stock.

Transactions with Interested Stockholders and a Merger or Consolidation

Subject to certain limited exceptions, Delaware corporate law requires the approval of the board of directors and a majority of a corporation’s outstanding stock entitled to vote to authorize a merger or consolidation.

In general, Section 203 of the Delaware General Corporation Law (“DGCL”) prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances, but not the outstanding voting stock owned by the interested stockholder; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;
•	any sale, transfer, lease, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;
•

subject to exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; and

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

The DGCL allows a corporation to specify in its certificate of incorporation or bylaws that it will not be governed by the section relating to transactions with interested stockholders. Dow Inc. has not made that election in its amended and restated certificate of incorporation or amended and restated bylaws.

DESCRIPTION OF DEPOSITARY SHARES OF DOW INC.

The following summarizes briefly the material provisions of the deposit agreement and the depositary shares and depositary receipts of Dow Inc. You should read the particular terms of any depositary shares and any depositary receipts that are offered by Dow Inc., and any deposit agreement relating to a particular series of preferred stock, which will be described in more detail in an applicable prospectus supplement. Dow Inc. will file the applicable deposit agreement with the SEC if Dow Inc. offers depositary shares.

General

Dow Inc. may, at its option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. In the event Dow Inc. exercises this option, Dow Inc. will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred stock as described below.

The shares of each series of preferred stock represented by depositary shares will be deposited under a deposit agreement between Dow Inc. and a bank or trust company selected by Dow Inc. and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, including dividend, voting, redemption, conversion and liquidation rights.

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially identical to, and which entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at Dow Inc.’s expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred stock to the record holders of depositary shares relating to the preferred stock, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with Dow Inc.’s approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Stock

If a series of preferred stock represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred stock held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the shares of preferred stock so redeemed.

Whenever Dow Inc. redeems shares of preferred stock held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred stock on the basis described in an applicable prospectus supplement for such series of preferred stock, but holders of whole shares of preferred stock will not thereafter be entitled to deposit the preferred stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred stock represented by the depositary shares in accordance with the instructions, and Dow Inc. will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Dow Inc. and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred stock of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred stock of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred stock of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated by Dow Inc. or the depositary only after:

•	all outstanding depositary shares have been redeemed; or
•	a final distribution in respect of the preferred stock has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Dow Inc.

Charges of Depositary

Dow Inc. will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Dow Inc. will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Dow Inc. notice of its election to do so, and Dow Inc. may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward all reports and communications from Dow Inc., which are delivered to the depositary and which Dow Inc. is required to furnish to the holders of the deposited preferred stock.

Neither Dow Inc. nor the depositary will be liable if Dow Inc. or the depositary is prevented or delayed by law or any circumstances beyond Dow Inc.’s or the depositary’s control in performing any obligations under the deposit agreement. Dow Inc.’s and the depositary’s obligations under the deposit agreement will be limited to performance in good faith of Dow Inc.’s and the depositary’s duties under the deposit agreement and neither Dow Inc. nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of preferred stock unless satisfactory indemnity is furnished. The depositary and Dow Inc. may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES OF DOW INC.

The following description of the debt securities summarizes the material terms and provisions of the debt securities to which a prospectus supplement may relate. Each time Dow Inc. offers debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities Dow Inc. is offering.

The debt securities offered by Dow Inc. under this prospectus will be unsecured obligations of Dow Inc. and will be either senior or subordinated debt. The Dow Inc. debt securities will be issued under an indenture (the “Dow Inc. indenture”), to be entered into between Dow Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Dow Inc. Trustee”). The following summary of the debt securities and the Dow Inc. indenture does not purport to be complete and is subject to the provisions of the Dow Inc. indenture, including the defined terms. Whenever we refer to particular defined terms of the Dow Inc. indenture, those defined terms are incorporated by reference in this prospectus and any applicable prospectus supplement. For additional information, you should review the form of Dow Inc. indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

Dow Inc. may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The Dow Inc. indenture does not limit the amount of other indebtedness or securities that Dow Inc. may issue.

The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of Dow Inc.’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank equally with all of Dow Inc.’s other unsecured and subordinated indebtedness, except for any series of subordinated debt securities that is by its terms junior to such subordinated debt securities. The prospectus supplement will describe the following terms of the debt securities Dow Inc. is offering:

•	the title of the debt securities or the series in which the debt securities will be included;
•	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•

whether such debt securities will be senior debt securities or subordinated debt securities, provided that in the case of subordinated debt securities, the prospectus supplement will describe the terms of the subordinated debt securities;

•	any limit on the aggregate principal amount of the debt securities of that series;
•	the price or prices at which the debt securities will be issued;
•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;
•	the date or dates on which the principal amount of the debt securities is payable;
•

the interest rate or rates, or the formula by which the interest rate or rates will be determined, if any, the date from which any interest will accrue and the circumstances, if any, in which Dow Inc. may defer interest payments;

•

the interest payment dates on which any interest will be payable, the regular record date for any interest payable on any debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which, any interest payable on a global security on an interest payment date will be paid if different from the manner described below under “—Global Securities”;

•	any mandatory or optional sinking fund or analogous provisions;
•

each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•

the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any optional or mandatory redemption provisions;

•	the denominations in which Dow Inc. may issue any debt securities which are registered securities, if other than denominations of $2,000 and any integral multiple thereof;
•	if other than U.S. dollars, the currency or currencies of payment of principal of and any premium and interest on the debt securities;
•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	any additional covenants applicable to the debt securities; and
•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the Dow Inc. indenture.

The terms on which debt securities may be convertible into or exchangeable for common stock or other securities of Dow Inc. or a third party will be set forth in the prospectus supplement relating to such offering. Such terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of Dow Inc. The terms may include provisions pursuant to which the number of shares of common stock or other securities to be received by the holders of such debt securities may be adjusted.

The prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

If the purchase price of any of the debt securities is denominated in one or more foreign currencies or if the principal of, or any premium and interest on, any series of debt securities is payable in one or more foreign currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Some of the debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. The prospectus supplement will describe the federal income tax considerations and other special considerations, which apply to any original issue discount securities.

Dow Inc. may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

Denominations, Registration and Transfer

The debt securities may be issued as registered securities. Debt securities may be issued in the form of one or more global securities, as described below under the section of this prospectus captioned “Global Securities.” Unless otherwise provided in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in minimum denominations of $2,000 or any integral multiple thereof. A global security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the denominations in which the debt securities will be issued.

Registered securities of any series may be exchanged for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

Debt securities may be presented for exchange as described in the previous paragraph, and registered securities, other than a global security, may be presented for registration of transfer, with the form of transfer duly executed, at the office of the security registrar designated by Dow Inc. or at the office of any transfer agent designated by Dow Inc. for that purpose, without service charge and upon payment of any taxes and other governmental charges as described in the Dow Inc. indenture. The transfer or exchange will be effected when the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. Dow Inc. has initially appointed the Dow Inc. Trustee as the security registrar under the Dow Inc. indenture. If a prospectus supplement refers to any transfer agent initially designated by Dow Inc. with respect to any series of debt securities, Dow Inc. may at any time cancel the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that Dow Inc. will be required to maintain a transfer agent in each place of payment for the series.

Dow Inc. may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, Dow Inc. will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered security or portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payments and Paying Agents

Unless otherwise indicated in the prospectus supplement, Dow Inc. will pay the principal of and any premium and interest on registered securities other than a global security at the office of one or more paying agents designated by Dow Inc. At Dow Inc.’s option, however, Dow Inc. may pay any interest by check mailed to the address of the payee entitled to the interest at the address which appears in the security register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for the applicable interest payment.

Unless otherwise indicated in the prospectus supplement, the principal office of the Dow Inc. Trustee in New York City will be Dow Inc.’s sole paying agent for payments with respect to debt securities which may be issued only as registered securities. Any paying agent outside the United States and any other paying agent in the United States initially designated by Dow Inc. for the debt securities will be named in the prospectus supplement. Dow Inc. may at any time designate additional paying agents, or cancel the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Dow Inc. will be required to maintain a paying agent in each place of payment for the series.

All amounts paid by Dow Inc. to a paying agent for the payment of principal of and any premium and interest on any debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to Dow Inc. and after the repayment the holder of the debt security or any coupon related to the debt security may look only to Dow Inc. for the payment of principal of and any premium and interest on the debt security.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for debt securities in definitive form, a temporary global security in registered form may not be transferred except as a whole by:

•	the depositary for the global security to a nominee of the depositary;
•	a nominee of the depositary for the global security to the depositary or another nominee of the depositary; or
•	the depositary for the global security or the nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise indicated in the prospectus supplement, registered debt securities issued in global form will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, or another depositary appointed by Dow Inc., and registered in the name of the depositary or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global debt security certificate will be issued for each series of debt securities, each in the aggregate principal amount of such series, and will be de posited with DTC. If, however, the aggregate principal amount of any series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and one or more additional certificates will be issued with respect to any remaining principal amount of debt securities of such series.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Dow Inc. as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from Dow Inc. or the Dow Inc. Trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC, the Dow Inc. Trustee or Dow Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is Dow Inc.’s responsibility or the Dow Inc. Trustee’s, disbursement of payments to Direct Participants will be the responsibility of DTC, and disbursement of payments to Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner must give notice to elect to have its debt securities purchased or tendered, through its Participant, to a tender agent, and shall effect delivery of debt securities by causing the Direct Participants to transfer the Participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to Dow Inc. or the Dow Inc. Trustee. Under these circumstances, in the event Dow Inc. does not appoint a successor securities depositary, debt security certificates will be printed and delivered.

Dow Inc. may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that Dow Inc. believes to be reliable, but Dow Inc. takes no responsibility for their accuracy.

Certain Covenants Applicable to Senior Debt Securities

Limitations on Liens

The Dow Inc. indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” Dow Inc. may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

•

liens on principal property existing at the time of acquisition of such principal property or to secure the payment of all or any part of the purchase price of such principal property or any addition thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto for the purpose of financing all or any part of the purchase price thereof (provided such liens are limited to such principal property or additions thereto);

•	liens existing on the date of the Dow Inc. indenture;
•	liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time such corporation became or merged into Dow Inc. or a restricted subsidiary;
•

liens executed by any restricted subsidiary of Dow Inc. and exclusively securing indebtedness or evidences of indebtedness incurred or issued by such restricted subsidiary either to Dow Inc. or to any subsidiary of Dow Inc.;

•

liens arising from assignments of money due and to become due under contracts between Dow Inc. or any of its restricted subsidiaries and the United States or any State, or any department, agency or political subdivision thereof;

•	liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;
•

liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

•	liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal

Revenue Code to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property; provided that such liens are limited to such property acquired (including personal property) or constructed or such improvement and to substantially unimproved real property on which such construction or improvement is located; and provided further, that Dow Inc. and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of such improvements and personal property by an interest in additional property of Dow Inc. and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

•

liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

•

extensions, renewals or replacements, in whole or in part, of any lien referred to in the foregoing bullets, inclusive, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or any part of the same property that secured the lien extended, renewed or replaced (plus improvements on such property); and

•

(A) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; (B) landlord’s liens on property held under lease, and tenants’ rights under leases; (C) easements; and (D) any other liens of a nature similar to those hereinabove described in this bullet; in each case, which do not, in the opinion of Dow Inc., materially impair the use of such property subject to such lien or covenant in the operation of the business of Dow Inc. or a restricted subsidiary or the value of such property for the purposes of such business.

Limitation on Sale and Lease-Back Transactions

The Dow Inc. indenture provides that, subject to the exceptions set forth below under the section of this prospectus captioned “Exempted Indebtedness,” sale and lease-back transactions by Dow Inc. or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between Dow Inc. and a subsidiary or between subsidiaries) unless the net proceeds of such sale and leaseback transaction are at least equal to the fair value (as determined by the board of directors of Dow Inc.) of such property.

Exempted Indebtedness

Dow Inc. or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1) the aggregate outstanding indebtedness of Dow Inc. and its restricted subsidiaries incurred after the date of the Dow Inc. indenture and secured by the proscribed liens relating to principal property; plus

(2) the aggregate discounted value of the obligations of Dow Inc. or any restricted subsidiaries for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 15 percent of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the Dow Inc. indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of Dow Inc. and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•

all current liabilities, excluding current liabilities which could be classified as long-term debt in conformity with generally accepted accounting principles and current liabilities which are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;

•	advances to entities accounted for on the equity method of accounting; and
•	intangible assets.

“Consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of Dow Inc. in its consolidated financial statements if such statements were prepared as of such date.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in Dow Inc.’s balance sheet, of:

•	all trade names, trademarks, licenses, patents, copyrights and goodwill;
•	organizational and development costs;
•	deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and
•	unamortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility owned by Dow Inc. or any restricted subsidiary and located within the United States, excluding its territories and possessions and the Commonwealth of Puerto Rico, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds one percent of consolidated net tangible assets, other than any such facility or portion of a facility which Dow Inc.’s board of directors reasonably determines is not material to the business conducted by Dow Inc. and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•

substantially all of the property of which is located, and substantially all of the business of which is carried on, within the United States, excluding its territories and possessions and the Commonwealth of Puerto Rico; and

•	which owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means any corporation, of which at least a majority of the voting stock is at the time owned, directly or indirectly, by Dow Inc. or by Dow Inc. and one or more of its subsidiaries.

“Voting stock” means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

Consolidation, Merger and Sale of Assets

Dow Inc. may not merge, consolidate, sell or convey all or substantially all of its assets unless:

•	the successor corporation is Dow Inc. or is a domestic corporation that assumes Dow Inc.’s obligations on the debt securities and under the Dow Inc. indenture; and
•	after giving effect to the transaction, Dow Inc. or the successor corporation would not be in default under the Dow Inc. indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the Dow Inc. indenture:

(1)	default by Dow Inc. for 30 days in the payment of any installment of interest on the debt securities of that series;
(2)	default by Dow Inc. in the payment of any principal on the debt securities of that series;
(3)	default by Dow Inc. in the payment of any sinking fund installment;
(4)

default by Dow Inc. in the performance, or breach by Dow Inc., of any of the covenants or warranties contained in the Dow Inc. indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by Dow Inc. from the Dow Inc. Trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5)	Dow Inc. commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;
(6)

Dow Inc. becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days; or

(7)	any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (7) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The Dow Inc. indenture provides that if an event of default under clauses (1), (2), (3), (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the Dow Inc. Trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (7) above (but only if the event of default under clauses (4) or (7) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the Dow Inc. Trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the Dow Inc. Trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, Dow Inc. delivers to the Dow Inc. Trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the Dow Inc. Trustee’s expenses and Dow Inc. has cured any defaults under the Dow Inc. indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the Dow Inc. indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

The Dow Inc. indenture contains a provision entitling the Dow Inc. Trustee, subject to the duty of the Dow Inc. Trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the Dow Inc. indenture at the request of the holders of the debt securities. The Dow Inc. indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the Dow Inc. Trustee, or exercising any trust or power conferred on the Dow Inc. Trustee, with respect to the debt securities of such series.

The Dow Inc. indenture requires Dow Inc. to file annually with the Dow Inc. Trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of Dow Inc. Indenture

The Dow Inc. indenture with respect to any series, except for the surviving obligations, including Dow Inc.’s obligation to compensate the Dow Inc. Trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•	payment of all the debt securities of that series; or
•

the deposit with the Dow Inc. Trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the Dow Inc. indenture and the terms of the debt securities of that series.

Modification and Waiver

Dow Inc. and the Dow Inc. Trustee may modify and amend the Dow Inc. indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•	extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or
•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The Dow Inc. indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the Dow Inc. Trustee

The Dow Inc. Trustee’s corporate trust office is located at 311 South Wacker Drive, Floor 62, Suite 6200B, Mailbox #44, Chicago, Illinois 60606.

The Dow Inc. Trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.

DESCRIPTION OF DEBT SECURITIES OF THE DOW CHEMICAL COMPANY

The following description of the debt securities summarizes the material terms and provisions of the debt securities to which a prospectus supplement may relate. Each time TDCC offers debt securities, the prospectus supplement related to that offering will describe the terms of the debt securities TDCC is offering.

The debt securities offered by TDCC under this prospectus will be unsecured obligations of TDCC and will be either senior or subordinated debt. The TDCC debt securities will be issued under the indenture (the “TDCC Indenture”), dated as of July 26, 2019, among TDCC, Dow Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee (the “TDCC Trustee”). The following summary of the debt securities and the TDCC Indenture does not purport to be complete and is subject to the provisions of the TDCC Indenture, including the defined terms. Whenever we refer to particular defined terms of the TDCC Indenture, those defined terms are incorporated by reference in this prospectus and any applicable prospectus supplement. For additional information, you should review the TDCC Indenture, which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

General

TDCC may issue debt securities from time to time in one or more series without limitation as to aggregate principal amount. The TDCC Indenture does not limit the amount of other indebtedness or securities that TDCC may issue.

The debt securities will be unsecured obligations. The senior debt securities will rank equally with all of TDCC’s other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank equally with all of TDCC’s other unsecured and subordinated indebtedness, except for any series of subordinated debt securities that is by its terms junior to such subordinated debt securities.

Under the TDCC Indenture, Dow Inc. has agreed that if it issues a guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement (as defined below), Dow Inc. will enter into a supplemental indenture with TDCC and the TDCC Trustee in the form attached as an exhibit to the TDCC Indenture, substantially concurrently with the issuance of such guarantee, pursuant to which Dow Inc. will guarantee all outstanding debt securities and all amounts due under the TDCC Indenture and will become subject to certain covenants and events of default under the TDCC Indenture, including covenants substantially similar to those described in this prospectus under “Description of Debt Securities of The Dow Chemical Company—Certain Covenants Applicable to Senior Debt Securities” and “Description of Debt Securities of The Dow Chemical Company—Consolidation, Merger and Sale of Assets” and in the manner set forth in the TDCC Indenture. See “Description of Guarantees of Debt Securities of The Dow Chemical Company.”

The “Revolving Credit Facility Agreement” means TDCC’s $5,000,000,000 Five-Year Competitive Advance and Revolving Credit Facility Agreement, dated as of June 6, 2025, among TDCC, the banks from time to time party thereto and Citibank, N.A., as administrative agent, as amended, modified, restated, renewed, refunded, replaced or refinanced from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all of or substantially all of the indebtedness under such agreement or any such successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

The prospectus supplement will describe the following terms of the debt securities TDCC is offering:

•	the title of the debt securities or the series in which the debt securities will be included;
•	the guarantors of each series, if any, and the terms of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•

whether such debt securities will be senior debt securities or subordinated debt securities, provided that in the case of subordinated debt securities, the prospectus supplement will describe the terms of the subordinated debt securities; any limit on the aggregate principal amount of the debt securities of that series;

•	the price or prices at which the debt securities will be issued;
•	if other than the principal amount, the portion of the principal amount of the debt securities payable if the maturity is accelerated;
•	the date or dates on which the principal amount of the debt securities is payable;
•

the interest rate or rates, or the formula by which the interest rate or rates will be determined, if any, the date from which any interest will accrue and the circumstances, if any, in which TDCC may defer interest payments;

•

the interest payment dates on which any interest will be payable, the regular record date for any interest payable on any debt securities that are registered securities on any interest payment date, and the extent to which, or the manner in which, any interest payable on a global security on an interest payment date will be paid if different from the manner described below under “—Global Securities”;

•	any mandatory or optional sinking fund or analogous provisions;
•

each office or agency where the principal of and any premium and interest on the debt securities will be payable and each office or agency where the debt securities may be presented for registration of transfer or exchange;

•

the date, if any, after which and the price or prices at which the debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any optional or mandatory redemption provisions;

•	the denominations in which TDCC may issue any debt securities which are registered securities, if other than denominations of $2,000 and any integral multiple thereof;
•	if other than U.S. dollars, the currency or currencies of payment of principal of and any premium and interest on the debt securities;
•

if the amount of any payment may be determined with reference to an index or formula based on securities, commodities, intangibles, articles or goods, or any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which the amount will be determined;

•	any additional covenants applicable to the debt securities; and
•	any other terms and provisions of the debt securities not inconsistent with the terms and provisions of the TDCC Indenture.

The prospectus supplement also will describe any special provisions for the payment of additional amounts with respect to the debt securities.

If the purchase price of any of the debt securities is denominated in one or more foreign currencies or if the principal of, or any premium and interest on, any series of debt securities is payable in one or more foreign currencies, the restrictions, elections, general tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

Some of the debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount. The prospectus supplement will describe the federal income tax considerations and other special considerations which apply to any original issue discount securities.

TDCC may, without notice to or consent of the holders or beneficial owners of a series of debt securities, issue additional debt securities having the same ranking, interest rate, maturity and other terms as the debt securities initially issued. Any such debt securities could be considered part of the same series of debt securities as the debt securities initially issued.

Denominations, Registration and Transfer

The debt securities may be issued as registered securities. Debt securities may be issued in the form of one or more global securities, as described below under the section of this prospectus captioned “Global Securities.” Unless otherwise provided in the prospectus supplement, registered securities denominated in U.S. dollars will be issued only in minimum denominations of $2,000 or any integral multiple thereof. A global security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities represented by that global security. The prospectus supplement relating to debt securities denominated in a foreign or composite currency will specify the denominations in which the debt securities will be issued.

Registered securities of any series may be exchanged for other registered securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations.

Debt securities may be presented for exchange as described in the previous paragraph, and registered securities, other than a global security, may be presented for registration of transfer, with the form of transfer duly executed, at the office of the security registrar designated by TDCC or at the office of any transfer agent designated by TDCC for that purpose, without service charge and upon payment of any taxes and other governmental charges as described in the TDCC Indenture. The transfer or exchange will be effected when the security registrar or the transfer agent is satisfied with the documents of title and identity of the person making the request. TDCC has initially appointed the TDCC Trustee as the security registrar under the TDCC Indenture. If a prospectus supplement refers to any transfer agent initially designated by TDCC with respect to any series of debt securities, TDCC may at any time cancel the designation of the transfer agent or approve a change in the location through which the transfer agent acts, except that TDCC will be required to maintain a transfer agent in each place of payment for the series.

TDCC may at any time designate additional transfer agents with respect to any series of debt securities.

In the event of any redemption in part, TDCC will not be required to:

•

issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the date of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or

•

register the transfer of or exchange any registered security or portion of any registered security called for redemption, except the unredeemed portion of any registered security being redeemed in part.

Payments and Paying Agents

Unless otherwise indicated in the prospectus supplement, TDCC will pay the principal of and any premium and interest on registered securities other than a global security at the office of one or more paying agents designated by TDCC. At TDCC’s option, however, TDCC may pay any interest by check mailed to the address of the payee entitled to the interest at the address which appears in the security register. Unless otherwise indicated in the prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the record date for the applicable interest payment.

Unless otherwise indicated in the prospectus supplement, the principal office of the TDCC Trustee in New York City will be TDCC’s sole paying agent for payments with respect to debt securities which may be issued only as registered securities. Any paying agent outside the United States and any other paying agent in the United States initially designated by TDCC for the debt securities will be named in the prospectus supplement. TDCC may at any time designate additional paying agents, or cancel the designation of any paying agent or approve a change in the office through which any paying agent acts, except that TDCC will be required to maintain a paying agent in each place of payment for the series.

All amounts paid by TDCC to a paying agent for the payment of principal of and any premium and interest on any debt security that remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to TDCC and after the repayment the holder of the debt security or any coupon related to the debt security may look only to TDCC for the payment of principal of and any premium and interest on the debt security.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in registered form and in either temporary or permanent form. Unless and until it is exchanged for debt securities in definitive form, a temporary global security in registered form may not be transferred except as a whole by:

•	the depositary for the global security to a nominee of the depositary;
•	a nominee of the depositary for the global security to the depositary or another nominee of the depositary; or
•	the depositary for the global security or the nominee to a successor of the depositary or a nominee of the successor.

Unless otherwise indicated in the prospectus supplement, registered debt securities issued in global form will be represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as DTC, or another depositary appointed by TDCC, and registered in the name of the depositary or its nominee. The debt securities will not be issued in definitive form unless otherwise provided in the prospectus supplement.

DTC will act as securities depositary for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered global debt security certificate will be issued for each series of debt securities, each in the aggregate principal amount of such series, and will be de posited with DTC. If, however, the aggregate principal amount of any series of debt securities exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount and one or more additional certificates will be issued with respect to any remaining principal amount of debt securities of such series.

DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security (“Beneficial Owner”) is in turn to be recorded on the Direct Participants’ and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in the issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an omnibus proxy to Dow Inc. as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Principal and interest payments, if any, on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts, upon DTC’s receipt of funds and corresponding detailed information from Dow Inc. or the TDCC Trustee, on the applicable payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such Participant and not of DTC, the TDCC Trustee or Dow Inc., subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is Dow Inc.’s responsibility or the TDCC Trustee’s, disbursement of payments to Direct Participants will be the responsibility of DTC, and disbursement of payments to Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.

A Beneficial Owner must give notice to elect to have its debt securities purchased or tendered, through its Participant, to a tender agent, and shall effect delivery of debt securities by causing the Direct Participants to transfer the Participant’s interest in the debt securities, on DTC’s records, to a tender agent. The requirement for physical delivery of debt securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the debt securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered debt securities to the tender agent’s account.

DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to TDCC or the TDCC Trustee. Under these circumstances, in the event TDCC does not appoint a successor securities depositary, debt security certificates will be printed and delivered.

TDCC may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that TDCC believes to be reliable, but TDCC takes no responsibility for their accuracy.

Certain Covenants Applicable to Senior Debt Securities

Limitations on Liens

The TDCC Indenture provides that, subject to the exceptions described below and those set forth under “Exempted Indebtedness,” TDCC may not, and may not permit any restricted subsidiary to, create or permit to exist any lien on any principal property, additions to principal property or shares of capital stock of any restricted subsidiary without equally and ratably securing the debt securities. This restriction will not apply to permitted liens, including:

•

liens on principal property existing at the time of acquisition of such principal property or to secure the payment of all or any part of the purchase price of such principal property or any addition thereto or to secure any indebtedness incurred at the time of, or within 120 days after, the acquisition of such principal property or any addition thereto for the purpose of financing all or any part of the purchase price thereof (provided such liens are limited to such principal property or additions thereto);

•	liens existing on the date of the TDCC Indenture;
•	liens on property or shares of capital stock, or arising out of any indebtedness of any corporation existing at the time such corporation became or merged into TDCC or a restricted subsidiary;
•

liens executed by any restricted subsidiary of TDCC and exclusively securing indebtedness or evidences of indebtedness incurred or issued by such restricted subsidiary either to TDCC or to any subsidiary of TDCC;

•

liens arising from assignments of money due and to become due under contracts between TDCC or any of its restricted subsidiaries and the United States or any State, or any department, agency or political subdivision thereof;

•	liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for sums not yet due or being contested in good faith;
•

liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen’s compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes;

•

liens in connection with the issuance of tax-exempt industrial development or pollution control bonds or other similar bonds issued pursuant to Section 103(b) of the Internal Revenue Code to finance all or any part of the purchase price of or the cost of constructing, equipping or improving property; provided that such liens are limited to such property acquired (including personal property) or constructed or such improvement and to substantially unimproved real property on which such construction or improvement is located; and provided further, that TDCC and its restricted subsidiaries may further secure all or any part of such purchase price or the cost of construction of such improvements and personal property by an interest in additional property of TDCC and restricted subsidiaries only to the extent necessary for the construction, maintenance and operation of, and access to, such property so acquired or constructed or such improvement;

•

liens in favor of any customer arising in respect of partial, progress, advance or other payments made by or on behalf of such customer for goods produced for or services rendered to such customer in the ordinary course of business not exceeding the amount of such payments;

•

extensions, renewals or replacements, in whole or in part, of any lien referred to in the foregoing bullets, inclusive, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement and that such extension, renewal or replacement shall be limited to all or any part of the same property that secured the lien extended, renewed or replaced (plus improvements on such property); and

•

(A) liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; (B) landlord’s liens on property held under lease, and tenants’ rights under leases; (C) easements; and (D) any other liens of a nature similar to those hereinabove described in this bullet; in each case, which do not, in the opinion of TDCC, materially impair the use of such property subject to such lien or covenant in the operation of the business of TDCC or a restricted subsidiary or the value of such property for the purposes of such business.

Limitation on Sale and Lease-Back Transactions

The TDCC Indenture provides that, subject to the exceptions set forth below under the section of this prospectus captioned “Exempted Indebtedness,” sale and lease-back transactions by TDCC or any restricted subsidiary of any principal property are prohibited (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between TDCC and a subsidiary or between subsidiaries) unless the net proceeds of such sale and leaseback transaction are at least equal to the fair value (as determined by the board of directors of TDCC) of such property.

Exempted Indebtedness

TDCC or any restricted subsidiary may create or assume liens or enter into sale and lease-back transactions not otherwise permitted under the limitations on liens and sale and lease-back transactions described above, so long as at that time and after giving effect to the lien or sale and lease-back transaction, the sum of:

(1)	the aggregate outstanding indebtedness of TDCC and its restricted subsidiaries incurred after the date of the TDCC Indenture and secured by the proscribed liens relating to principal property; plus
(2)

the aggregate discounted value of the obligations of TDCC or any restricted subsidiaries for rental payments in respect to the proscribed sale and lease-back transactions relating to principal property;

does not exceed 15 percent of consolidated net tangible assets at such time.

There are no covenants or provisions contained in the TDCC Indenture which protect holders of debt securities in the event of a highly leveraged transaction.

Certain Definitions

The following are the meanings of terms that are important in understanding the covenants previously described:

“Consolidated net tangible assets” means the total assets of TDCC and its consolidated subsidiaries as shown on or reflected in its balance sheet, less:

•

all current liabilities, excluding current liabilities which could be classified as long-term debt in conformity with generally accepted accounting principles and current liabilities which are by their terms extendible or renewable at the obligor’s option to a time more than 12 months after the time as of which the amount of current liabilities is being computed;

•	advances to entities accounted for on the equity method of accounting; and
•	intangible assets.

“Consolidated subsidiary” means, at any date, any subsidiary or other entity the accounts of which would be consolidated with those of TDCC in its consolidated financial statements if such statements were prepared as of such date.

“Intangible assets” means the aggregate value, net of any applicable reserves, as shown on or reflected in TDCC’s balance sheet, of:

•	all trade names, trademarks, licenses, patents, copyrights and goodwill;
•	organizational and development costs;
•	deferred charges, other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized; and
•	unamortized debt discount and expense, less unamortized premium.

“Principal property” means any manufacturing facility owned by TDCC or any restricted subsidiary and located within the United States, excluding its territories and possessions and the Commonwealth of Puerto Rico, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds one percent of consolidated net tangible assets, other than any such facility or portion of a facility which TDCC’s board of directors reasonably determines is not material to the business conducted by TDCC and its subsidiaries as a whole.

“Restricted subsidiary” means any subsidiary:

•

substantially all of the property of which is located, and substantially all of the business of which is carried on, within the United States, excluding its territories and possessions and the Commonwealth of Puerto Rico; and

•	which owns or operates one or more principal properties;

provided, however, restricted subsidiary shall not include a subsidiary that is primarily engaged in the business of a finance or insurance company, and branches of that finance or insurance company.

“Subsidiary” means any corporation of which at least a majority of the voting stock is at the time owned, directly or indirectly, by TDCC or by TDCC and one or more of its subsidiaries.

“Voting stock” means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

Consolidation, Merger and Sale of Assets

TDCC may not merge, consolidate, sell or convey all or substantially all of its assets unless:

•	the successor corporation is TDCC or is a domestic corporation that assumes TDCC’s obligations on the debt securities and under the TDCC Indenture; and
•	after giving effect to the transaction, TDCC or the successor corporation would not be in default under the TDCC Indenture.

Events of Default

With respect to any series of debt securities, any one of the following events will constitute an event of default under the TDCC Indenture:

(1)	default by TDCC for 30 days in the payment of any installment of interest on the debt securities of that series;
(2)	default by TDCC in the payment of any principal on the debt securities of that series;
(3)	default by TDCC in the payment of any sinking fund installment;
(4)

default by TDCC in the performance, or breach by TDCC, of any of the covenants or warranties contained in the TDCC Indenture for the benefit of the debt securities of that series which is not remedied within a period of 90 days after receipt of written notice by TDCC from the TDCC Trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding;

(5)	TDCC commences bankruptcy or insolvency proceedings or consents to any bankruptcy relief sought against it;
(6)	TDCC becomes involved in involuntary bankruptcy or insolvency proceedings and an order for relief is entered against it, if that order remains unstayed and in effect for more than 60 consecutive days;
(7)	default by Dow Inc. in the performance, or breach by Dow Inc., of its covenant to issue a guarantee as required by the TDCC Indenture; or
(8)	any other event of default established in accordance with a supplemental indenture or board resolution with respect to any series of debt securities.

No event of default described in clauses (1), (2), (3), (4) or (8) above with respect to a particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities.

The TDCC Indenture provides that if an event of default under clauses (1), (2), (3), (4), (7) or (8) above (but only if the event of default under clauses (4) or (8) is with respect to less than all series of debt securities then outstanding) shall have occurred and be continuing, either the TDCC Trustee or the holders of not less than 25% in aggregate principal amount of the then-outstanding debt securities of the series affected by the event of default, each affected series treated as a separate class, may declare the principal of all the debt securities of each affected series, together with accrued interest, to be due and payable immediately. If an event of default under clauses (4) or (8) above (but only if the event of default under clauses (4) or (8) is with respect to all of the series of debt securities then outstanding) shall have occurred and be continuing, either the TDCC Trustee or the holders of not less than 25% in the aggregate principal amount of all the debt securities then outstanding, treated as one class, may declare the principal of all the debt securities, together with accrued interest, to be due and payable immediately. If an event of default under clauses (5) or (6) above shall have occurred, the principal of all the debt securities, together with accrued interest, will become due and payable immediately without any declaration or other act by the TDCC Trustee or any holder.

If prior to any judgment or decree for the payment of money due being entered or obtained, TDCC delivers to the TDCC Trustee an amount of money sufficient to pay all interest then due and the principal of any securities that have matured (other than through acceleration) and the TDCC Trustee’s expenses and TDCC has cured any defaults under the TDCC Indenture, then such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be rescinded and annulled by the holders of a majority in principal amount of the debt securities of the series then outstanding, each such series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the holders of a majority in principal amount of the debt securities of the series then outstanding, each series treated as a separate class, or all debt securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the debt securities or in respect of a covenant or provision of the TDCC Indenture that cannot be modified or amended without the approval of the holder of each debt security so affected.

The TDCC Indenture contains a provision entitling the TDCC Trustee, subject to the duty of the TDCC Trustee during default to act with the required standard of care, to be indemnified by the holders of debt securities before exercising any right or power under the TDCC Indenture at the request of the holders of the debt securities. The TDCC Indenture also provides that the holders of a majority in principal amount of the outstanding debt securities of all series affected, each series treated as a separate class, may direct the time, method and place of conducting any proceeding for any remedy available to the TDCC Trustee, or exercising any trust or power conferred on the TDCC Trustee, with respect to the debt securities of such series.

The TDCC Indenture requires TDCC to file annually with the TDCC Trustee a certificate as to the absence of any default or specifying any default that exists.

Satisfaction and Discharge of the TDCC Indenture

The TDCC Indenture with respect to any series, except for the surviving obligations, including TDCC’s obligation to compensate the TDCC Trustee and to pay the principal of and interest on the debt securities of that series, will be discharged and canceled upon the satisfaction of specified conditions, including:

•	payment of all the debt securities of that series; or
•

the deposit with the TDCC Trustee of cash or U.S. government obligations or a combination of cash and U.S. government obligations sufficient for the payment or redemption in accordance with the TDCC Indenture and the terms of the debt securities of that series.

Modification and Waiver

TDCC and the TDCC Trustee may modify and amend the TDCC Indenture with the consent of the holders of more than 50% of the principal amount of the outstanding debt securities of each series which is affected. No supplemental indenture may, without the consent of the holders of all outstanding debt securities:

•	extend the final maturity of, reduce the rate or extend the time of payment of interest on, reduce the principal amount of, or reduce any amount payable on any redemption of, any debt securities; or
•	reduce the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for any supplemental indenture.

Governing Law

The TDCC Indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

Information About the TDCC Trustee

The TDCC Trustee’s corporate trust office is located at 311 South Wacker Drive, Floor 62, Suite 6200B, Mailbox #44, Chicago, Illinois 60606.

The TDCC Trustee’s affiliate corporate trust office in New York City is located at 240 Greenwich Street, New York, New York 10286.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES OF DOW INC.

Dow Inc. is a holding company that conducts substantially all of its operations through its subsidiaries and none of its subsidiaries is obligated to make funds available to Dow Inc. for payment on the debt securities of Dow Inc.

TDCC may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by Dow Inc. whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of any such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed securities.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES OF THE DOW CHEMICAL COMPANY

Dow Inc. may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, premium, if any, and interest on one or more series of debt securities issued by TDCC whether at maturity, by acceleration, redemption or repayment or otherwise, in accordance with the terms of the applicable guarantee and the applicable indenture. The specific terms of any such guarantee will be set forth in the prospectus supplement with respect to the offering of the guaranteed securities.

With respect to debt securities of TDCC, under the TDCC Indenture, Dow Inc. has agreed that if it issues a guarantee in respect of outstanding or committed indebtedness under the Revolving Credit Facility Agreement, Dow Inc. will enter into a supplemental indenture with TDCC and the TDCC Trustee in the form attached as an exhibit to the TDCC Indenture, substantially concurrently with the issuance of such guarantee, pursuant to which Dow Inc. will guarantee all outstanding debt securities and all amounts due under the TDCC Indenture and will become subject to certain covenants and events of default under the TDCC Indenture, including covenants substantially similar to those described in this prospectus under “Description of Debt Securities of The Dow Chemical Company—Certain Covenants Applicable to Senior Debt Securities” and “Description of Debt Securities of The Dow Chemical Company—Consolidation, Merger and Sale of Assets” and in the manner set forth in the TDCC Indenture. See “Description of Debt Securities of The Dow Chemical Company.”

TDCC is a direct wholly-owned subsidiary of Dow Inc. and none of Dow Inc.’s subsidiaries is obligated to make funds available to TDCC for payment on the debt securities of TDCC.

DESCRIPTION OF WARRANTS OF DOW INC.

Dow Inc. may issue warrants, including warrants to purchase debt securities, as well as other types of warrants to purchase securities. Such warrants may be issued independently or together with any such securities and may be attached or separate from such securities. The warrants are to be issued under warrant agreements to be entered into between Dow Inc. and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered. The description in an accompanying prospectus supplement of any warrants Dow Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if Dow Inc. offers warrants.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;
•	the aggregate number of debt warrants;
•	the price or prices at which the debt warrants will be issued;
•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;
•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;
•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of the debt warrants which may be exercised at any time;
•	a discussion of any material United States federal income tax considerations; and
•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that Dow Inc. may issue:

•	the title of the warrants;
•	the securities (which may include common stock, preferred stock or depositary shares) for which the warrants are exercisable;
•	the price or prices at which the warrants will be issued;
•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;
•

if applicable, the designation and terms of the common stock, preferred stock or depositary shares with which the warrants are issued, and the number of the warrants issued with each share of common stock or preferred stock or each depositary share;

•	if applicable, the date on and after which the warrants and the related common stock, preferred stock or depositary shares will be separately transferable;
•	if applicable, a discussion of any material United States federal income tax considerations; and
•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of shares of common stock or preferred stock or depositary shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF DEBT WARRANTS OF THE DOW CHEMICAL COMPANY

TDCC may issue warrants to purchase debt securities. Debt warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The debt warrants are to be issued under warrant agreements to be entered into between TDCC and a bank or trust company, as warrant agent. You should read the particular terms of the debt warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the debt warrants being offered. The description in an accompanying prospectus supplement of any warrants TDCC offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if TDCC offers warrants.

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;
•	the aggregate number of debt warrants;
•	the price or prices at which the debt warrants will be issued;
•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;
•

the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;
•

the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;
•

the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;
•	the maximum or minimum number of the debt warrants which may be exercised at any time;
•	a discussion of any material United States federal income tax considerations; and
•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Exercise of Debt Warrants

Each debt warrant will entitle the holder to purchase for cash the principal amount of debt securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Debt warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised debt warrants will become void.

Debt warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the debt warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the debt warrants represented by the certificate are exercised, a new certificate will be issued for the remaining debt warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS OF DOW INC.

Dow Inc. may issue stock purchase contracts that obligate you to purchase from Dow Inc., and obligate Dow Inc. to sell to you, a specified or varying number of shares of common stock or preferred stock at a future date or dates. Alternatively, the stock purchase contracts may obligate Dow Inc. to purchase from you, and obligate you to sell to Dow Inc., a specified or varying number of shares of common stock or preferred stock at a future date or dates. The price per share of common stock or preferred stock may be fixed at the time the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares to be delivered pursuant to the stock purchase contract upon the occurrence of specified events. The description in an accompanying prospectus supplement of any stock purchase contract or stock purchase unit Dow Inc. offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable stock purchase contract or stock purchase unit, which will be filed with the SEC if Dow Inc. offers stock purchase contracts or stock purchase units.

The stock purchase contracts may be entered into separately or as a part of stock purchase units consisting of a stock purchase contract and, as security for your obligations to purchase or sell the shares of common stock or preferred stock, as the case may be, under the stock purchase contracts, either:

•	common stock;
•	preferred stock;
•	Dow Inc. debt securities; or
•	debt obligations of third parties, including U.S. Treasury securities.

The stock purchase contracts may require Dow Inc. to make periodic payments to you or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or deferred basis. The stock purchase contracts may require you to secure your obligations in a specified manner, and, in some circumstances, Dow Inc. may deliver newly issued prepaid stock purchase contracts upon release to you of any collateral securing your obligations under the original stock purchase contract.

The applicable prospectus supplement will describe the specific terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid stock purchase contracts. However, that description will not purport to be complete and will be qualified in its entirety by reference to:

•	the stock purchase contracts;
•	the collateral arrangements and depositary arrangements, if applicable, relating to the stock purchase contracts or stock purchase units; and
•	if applicable, the prepaid stock purchase contracts and the document pursuant to which the prepaid stock purchase contracts will be issued.

PLAN OF DISTRIBUTION

The Registrants may sell the securities:

•	directly to purchasers, or
•	through agents, underwriters or dealers, or
•	through a combination of any of these methods of sale.

The Registrants may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

The Registrants may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The Registrants will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

The Registrants may designate agents to solicit offers to purchase the securities from time to time. These agents may be deemed to be underwriters, as defined in the Securities Act, involved in the offer or sale of the securities. The prospectus supplement will name the agents and any commissions the Registrants pay them. Agents may be entitled to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, under agreements between the Registrants and the agents, and the agents or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable efforts basis for the period of its appointment.

If the Registrants use any underwriters in the sale of any of the securities, the Registrants will enter into an underwriting agreement with them at the time of sale and the names of the underwriters and the terms of the transaction will be set forth in the prospectus supplement that the underwriters use to make resales of the securities. The underwriters may be entitled under the relevant underwriting agreement to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business.

If the Registrants use dealers in the sale of the securities, the Registrants will sell the securities to those dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by them at the time of resale. Dealers may be entitled to indemnification by the Registrants against certain liabilities, including liabilities under the Securities Act, and the dealers or their affiliates may extend credit to or engage in transactions with or perform services for the Registrants in the ordinary course of business.

Shares of Dow Inc. common stock are principally traded on the New York Stock Exchange. Each series of securities will be a new issue and, other than Dow Inc.’s common stock, will have no established trading market. The Registrants may elect to list any series of securities on an exchange, and in the case of Dow Inc.’s common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, the Registrants will not be obligated to do so. The Registrants can give no assurance as to the liquidity of the trading market for any of the offered securities.

LEGAL MATTERS

In connection with particular offerings of the securities in the future, the validity of the issuance of the securities offered hereby has been passed on by Allen Overy Shearman Sterling US LLP, New York, New York. Certain other legal matters will be passed upon for us by Allen Overy Shearman Sterling US LLP, New York, New York. Unless otherwise indicated in the applicable prospectus supplement, Willkie Farr & Gallagher LLP, Chicago, Illinois, will act as legal counsel to the underwriters, agents or dealers.

EXPERTS

The consolidated financial statements and the related financial statement schedule of The Dow Chemical Company and its subsidiaries (“TDCC”) as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated in this prospectus by reference to TDCC’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of TDCC’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule have been so incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of Dow Inc. and its subsidiaries (“Dow”) as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated in this prospectus by reference to Dow’s annual report on Form 10-K for the year ended December 31, 2024, and the effectiveness of Dow’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements and financial statement schedule have been so incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.